                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/

      Filed by the Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                      INSIGNIA SOLUTIONS PLC
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth
                the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                [INSIGNIA LOGO]


                                 April 17, 2001


To Our Shareholders:


    You are cordially invited to attend the 2001 Annual General Meeting of Shareholders of Insignia Solutions plc to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Friday, May 11, 2001, at 12:30 p.m., local time.


    The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual General Meeting and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


    The proxy card should be returned to the offices of Insignia Solutions plc at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 12:30 p.m. on Wednesday, May 9, 2001, being 48 hours prior to the time fixed for the Annual General Meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.


    The transfer books of Insignia Solutions plc will not be closed prior to the meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of the shareholders entitled to notice of and vote at the meeting is March 19, 2001.

    The Notice, Proxy Statement and Proxy Card enclosed herewith are sent to you by order of the Board of Directors.

Sincerely,

/s/ RICHARD M. NOLING

Richard M. Noling

President and Chief Executive Officer

                             INSIGNIA SOLUTIONS PLC
                            ------------------------

                        NOTICE OF ANNUAL GENERAL MEETING
                            ------------------------


    NOTICE IS HEREBY GIVEN that the Annual General Meeting of Insignia Solutions plc ("Insignia" or the "Company") will be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Friday, May 11, 2001 at 12:30 p.m., local time, to transact the following business:


    1. To receive the U.K. statutory accounts of the Company for the year ended December 31, 2000, together with the Directors' and Auditors' reports thereon. The Shareholders of the Company need not vote on this transaction.

    2. To reappoint PricewaterhouseCoopers as the U.K. statutory auditors and independent accountants of the Company, to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.

    3. To elect as a director John C. Fogelin, who was appointed as a director of Insignia during the year since the last annual general meeting.

    4.  To re-elect as a director Richard M. Noling.


    5.  To re-elect as a director Vincent S. Pino.


    6. To amend the Company's U.K. Employee Share Option Scheme 1996 to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares. This plan shares the same shares reserved for issuance in the stock option pool as the Company's 1995 Incentive Stock Option Plan for U.S. Employees, which is the Company's stock option plan for employees in America. The two plans will need to be separately amended to increase the combined option pool by a total of 1,000,000 ordinary shares.

    7. To amend the Company's 1995 Incentive Stock Option Plan for U.S. Employees to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares. This plan shares the same shares reserved for issuance in the stock option pool as the Company's U.K. Employee Share Option Scheme 1996, which is the Company's stock option plan for employees in England. The two plans will need to be separately amended to increase the combined option pool by a total of 1,000,000 ordinary shares.

    8. To increase the Company's authorized share capital by creating an additional 20,000,000 ordinary shares of 20p nominal value.

    9. To authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority lasting a period of five years. Under the laws of England and Wales, the Company is prohibited from issuing securities without first obtaining the authority of the shareholders at a general meeting. The Board currently is authorized to issue up to 14,654,566 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority expiring on May 26, 2004. The authority sought by this Proposal 9 will supercede the Board's current authority now in place.

    10. In conjunction with the authority proposed to be given in Proposal 9, to authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) without giving shareholders the first opportunity to purchase such shares or securities. This authority is to last a period of five years. Under the laws of England and Wales, the Company is generally prohibited from issuing new securities without giving shareholders the first opportunity to purchase such securities. The Board currently is authorized to issue up to 14,654,566 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) of the

Company without giving shareholders the first opportunity to purchase, with such authority expiring on May 26, 2004. The authority sought by this Proposal 10 will supercede the Board's current authority now in place.

    The following Special Resolution will be considered at the meeting in relation to Proposal 10, which will require at least 75% of the shareholder votes cast at the meeting to be passed: "THAT, conditionally upon the passing of the Resolution numbered 9 above, in accordance with Section 95(1) of the Act, the directors be and are hereby given power, for the period commencing on and with effect from the date of adoption of this Resolution and (unless previously revoked or renewed) expiring on April 25, 2006, to allot equity securities (as defined in Section 94(2) of the Act) pursuant to the authority conferred by the Resolution numbered 9 above as if Section 89(1) of the Act did not apply to such allotment; and THAT the power conferred on the directors by a special resolution passed on May 27, 1999 to allot shares up to an aggregate nominal amount of L2,930,913.20 as if Section 89 of the Act did not apply to such allotment (to expire on May 26, 2004) shall cease to have effect upon and with effect from the passing of this resolution."

    11. To transact any other ordinary business of Insignia.

                                          BY ORDER OF THE BOARD

                                          /s/ RICHARD M. NOLING

                                          Richard M. Noling
                                          President and Chief Executive Officer

Dated April 17, 2000


REGISTERED OFFICE:
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


    THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 12:30 P.M. ON WEDNESDAY, MAY 9, 2001, BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.


                                     NOTES

1. A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2. There are available for inspection at the registered office of Insignia during usual business hours on any weekday (Saturdays and public holidays excepted), and, at the place of the Annual General Meeting, from at least fifteen minutes prior to and until the conclusion of the Annual General
    Meeting:

    (a) copies of the directors' service agreements with Insignia or any of its subsidiaries other than those agreements expiring or determinable by the employing company without payment of compensation within one year; and

    (b) the Register of Directors' Interests.

                             INSIGNIA SOLUTIONS PLC

                                 INSIGNIA HOUSE
                               THE MERCURY CENTRE
                          WYCOMBE LANE, WOOBURN GREEN
                                  HIGH WYCOMBE
                           BUCKINGHAMSHIRE, HP10 0HH
                                 UNITED KINGDOM

                            ------------------------

                                PROXY STATEMENT

                            ------------------------


                                 APRIL 17, 2001



    This Proxy Statement is for holders of ordinary shares of 20p each and holders of American depositary shares ("ADSs") evidenced by American depositary receipts of Insignia Solutions plc ("Insignia"), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the "Board") in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Annual General Meeting of Insignia to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Friday, May 11, 2001 at 12:30 p.m., local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote "FOR" the proposal.



    At March 19, 2001, Insignia had 19,114,901 ordinary shares outstanding and entitled to vote, of which approximately 95.4% were held in the form of ADSs. Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about April 18, 2001. Attached, beginning at page F-1 of this proxy statement, is Insignia's U.K. Statutory Directors' Report and Accounts for the year ended December 31, 2000 prepared in compliance with the U.K. Companies Act 1985 (the "Act"). In addition, the 2000 Annual Report and Form 10-K is enclosed with this proxy statement.


                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on all the resolutions to be considered. Holders of Insignia's ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.


    Proposals 2 through 9 in the notice are ordinary resolutions. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Proposal 10 in the notice is a special resolution. A special resolution requires the affirmative vote of at least 75% of the votes cast at the meeting. Insignia will tabulate all votes and will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before Friday, May 4, 2001. The close of business on March 19, 2001 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.

    Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia's ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person's shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.

      PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS

    At the meeting, shareholders will receive the U.K. statutory accounts of Insignia in respect of the financial year ended December 31, 2000, together with Directors' and Auditors' reports relating to those accounts. It is a U.K. legal requirement that the accounts and the reports are laid before the shareholders of Insignia in general meeting, following which they will be approved by and signed on behalf of the Board of Directors and delivered to Companies House in the U.K. on or before July 31, 2001. Shareholders are not being asked to vote on this proposal. The U.K. statutory Directors' Report and Accounts are attached hereto beginning on page F-1.

             PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Insignia has selected PricewaterhouseCoopers as its U.K. statutory auditors and independent accountants to perform the audit of Insignia's financial statements for 2001. The shareholders are being asked to reappoint PricewaterhouseCoopers to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company and to authorize the Board of Directors of the Company to determine their remuneration. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

    If Proposal 2 is passed, by a majority of the shareholder votes cast at the meeting, the following ordinary resolution will be approved: "THAT PricewaterhouseCoopers be reappointed as U.K. statutory auditors of Insignia to hold office until the conclusion of the next general meeting at which accounts are laid before the company and THAT the directors be authorized to fix their remuneration."

                             AUDIT COMMITTEE REPORT


    The audit committee of the Company's Board of Directors (the "Audit Committee") consists of three (3) non-employee directors, Nicholas, Viscount Bearsted, Vincent S. Pino and David Frodsham, each of whom has been determined to be independent as defined by 4200(a)(14) of the National Association of Securities Dealers' NASDAQ Marketplace Rules.(1)


    The Audit Committee operates under a written charter adopted by the Board, attached to this proxy Statement as Appendix A. Among its other functions, the Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and over see these processes.

    In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

    The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with

------------------------


(1) Rule 4200(a)(14) of the National Association of Securities Dealers' NASDAQ Marketplace Rules defines an "independent director" as follows:



    "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:



        (A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;



        (B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;



        (C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;



        (D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for- profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;



        (E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

maintaining its independence. The Audit Committee concluded after due consideration that the non-audit services provided by the independent accountants were compatible with maintaining independence.


    Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit committee, the Audit Committee recommends that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee of the Company's Board of Directors, Nicholas, Viscount Bearsted, Vincent S. Pino and David Frodsham.

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    For the fiscal year ended December 31, 2000, PricewaterhouseCoopers, our independent auditor and principal accountant, billed the approximate fees set forth below.

    Audit Fees:                          $213,050
    Financial Information Systems
      Design and Implementation Fees:    $      0
    All Other Fees:                      $172,760

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

          PROPOSALS 3, 4 AND 5: ELECTION AND RE-ELECTION OF DIRECTORS


    At the meeting, shareholders will consider the election of John C. Fogelin, who was appointed as a director of Insignia during the year since the last annual general meeting. Shareholders will also consider the re-election of Richard M. Noling and Vincent S. Pino, both of whom retire by rotation.



    Insignia's Articles of Association stipulate that the minimum number of directors is two, but do not set any maximum number. Directors may be elected by the shareholders, or appointed by the Board, and remain in office until they resign or are removed by the shareholders. In addition, at each Annual General Meeting the third of the directors who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election. Of the current directors, Nicholas, Viscount Bearsted and David G. Frodsham will be considered for re-election in 2002, assuming no additional directors are appointed by the Board during the year. In the election of directors, each shareholder is entitled on a poll to one vote for each ordinary share held. Shares may not be voted cumulatively.

DIRECTORS/NOMINEES

    The names of the nominees and the other directors of Insignia, and other information about them, are set forth below:


                                                                                   DIRECTOR
NAME OF NOMINEE OR DIRECTOR           AGE             PRINCIPAL OCCUPATION          SINCE
---------------------------         --------   ----------------------------------  --------
NOMINEES
John C. Fogelin...................     35      Vice President and Co-General         2001
                                                 Manager, Wind River Systems,
                                                 Platform Business Unit
Richard M. Noling.................     52      President and Chief Executive         1997
                                               Officer of Insignia
Vincent S. Pino(1)(2).............     52      President of Alliance Imaging,        1998
                                               Inc.

DIRECTORS
Nicholas, Viscount Bearsted(2)....     51      Chairman of the Board of Insignia     1988
David G. Frodsham(2)..............     44      Chief Executive Officer of Argo       1999
                                                 Interactive Group


------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    John C. Fogelin was appointed a director of Insignia in January, 2001. He currently serves as Vice President and General Manager of Wind River Systems Platforms Business Unit. Mr. Fogelin oversees all aspects of research and development for the Wind River Tornado tools and VXWorks operating system. Previously, Mr. Fogelin designed hardware for embedded applications used in devices ranging from biomedical equipment to arcade games.


    Richard M. Noling was named President and Chief Executive Officer and a director of Insignia in March 1997. He also served as Chief Financial Officer, Senior Vice President of Finance and Operations and Company Secretary between April 19, 1996 and October 1, 1997 and Chief Operations Officer between February and March 1997. From August 1995 to February 1996, Mr. Noling was Vice President and Chief Financial Officer at Fast Multimedia, Inc., a German-based computer software and hardware developer. From November 1994 to August 1995, he was Chief Financial Officer for DocuMagix Inc., a personal paper management software company. From June 1991 to October 1994, Mr. Noling served as Senior Vice President and Chief Financial Officer for Gupta Corporation. He received a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of California (San Diego) in 1970. He received an M.A. degree in theology from the Fuller Theological Seminary in 1972, and an M.S. degree in business administration in 1979 from the University of California (Irvine).



    Vincent S. Pino was appointed a director of Insignia in October 1998. He has served as President of Alliance Imaging, Inc. since February 1998. Alliance Imaging is a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993 Mr. Pino held the position of Executive Vice President and Chief Financial Officer. From 1986 to 1988, Mr. Pino was President of Pacific Capital, where he provided financial consulting services to corporations and publicly registered real estate limited partnerships. Prior to joining Pacific Capital, Mr. Pino held executive staff positions with Petrolane Incorporated, a diversified services company. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

    Nicholas, Viscount Bearsted has served as Chairman of the Board of Directors of Insignia since March 1997 and as a director of Insignia since January 1988. He also served as Chairman of the Board from January 1988 to March 1995, and he was Insignia's Chief Executive Officer from September 1988 until
September 1993. From May 1999 to July 2000 he also served as Chief Executive Officer of Airpad Ltd., a company based in the United Kingdom that developed and manufactured peripheral products for the games console and personal computer market. From January 1996 to May 1996, he served as Chief Executive Officer and a director, and from April 1994 to January 1996, as Deputy Chief Executive Officer and a director, of Hulton Deutsch Collection Ltd., a photographic content provider. He founded Alliance Imaging Inc. in 1984 and served as a senior executive until 1987 and as a director until 1988. Since 1980, he has been a corporate and computer consultant. He received a Bachelors degree in chemistry from Oxford University in 1972. He also serves as a Director of Mayborn Group plc.


    David G. Frodsham was appointed a director of Insignia in August 1999. He currently serves as Chief Executive Officer of Argo Interactive Group, a provider of wireless Internet technology, based in the United Kingdom. Previously he was Chief Operating Officer with Phoenix Technologies Ltd. Prior to that he founded and was Chief Executive Officer for Distributed Information Processing Research Ltd., involving software design for the handheld/palmtop market. Before that he was International Business Manager with Psion PLC, and also held technical and marketing positions with SEL and Zeneca. He received a
B. Sc. from Kings College, London and an MBA from INSEAD in France.


BOARD MEETINGS AND COMMITTEES

    The Board met nine (9) times, including telephone conference meetings, during 2000. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

    Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

    Nicholas, Viscount Bearsted, Mr. Frodsham and Mr. Pino are the current members of the Audit Committee, which met four (4) times during 2000.
Mr. Frodsham was elected to the Committee in October 1999 and Mr. Pino was elected to the Committee in July 2000. The Audit Committee meets with Insignia's independent accountants to review the adequacy of Insignia's internal control systems and financial reporting procedures; reviews the general scope of Insignia's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by Insignia's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of Insignia and Insignia, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which Insignia's shares may be listed.


    Mr. Pino and Mr. Sisto were the members of the Compensation Committee during 2000, which met once. The Compensation Committee recommends compensation for officers and employees of Insignia, grants options under Insignia's employee option plans (other than option grants to non-officers pursuant to guidelines established by the Board, which may be made by Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's President and Chief Executive Officer) and reviews and recommends adoption of and amendments to share option and employee benefit plans.


DIRECTOR COMPENSATION

    Insignia pays each outside director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses outside directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. In addition, each new outside director is granted an option to purchase 15,000 shares and each outside director is granted an option to purchase 5,000 shares annually for so long as he serves as an outside director.

    With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of Insignia, entered into a Consulting Agreement with Insignia whereby he acts as consultant to Insignia providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall received a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. During 2000, he was not requested to provide any advice or assistance to the Board. The agreement is terminable by either party upon six month's advance written notice and by Insignia for cause at any time. In the event of any business combination resulting in a change of control of Insignia or in the event of disposal of a majority of the assets of Insignia, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six weeks' consultancy fees.

    For information concerning the compensation of Mr. Noling, see "Executive Compensation."

              THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 3, 4 AND 5

PROPOSALS 6 AND 7: AMENDMENT OF THE U.K. EMPLOYEE SHARE OPTION SCHEME 1996 AND 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

    Shareholders are being asked to approve amendments to the 1995 Stock Option Plan for U.S. Employees (the "1995 Plan") and the U.K. Employee Share Option Scheme 1996 (the "1996 Scheme") to increase the number of ordinary shares reserved for issuance thereunder by 1,000,000 shares, from 5,072,071 shares to 6,072,071 shares. The 1995 Plan is the Company's stock option plan for employees in the United States and the 1996 Scheme is the Company's stock option plan for employees in England. The 1996 Scheme is a subplan of the 1995 Plan, created as a result of the differences in law between the two jurisdictions. Shares in the stock option pool cover both the 1995 Plan and the 1996 Scheme. Thus, although shareholders of the Company are asked to approve amendments to two separate plans, if both amendments are passed, there will only be a single increase of 1,000,000 ordinary shares to the collective stock option pool.

    The Board believes that the increase in the number of shares reserved for issuance under these option plans is in the best interests of Insignia because of the continuing need to provide share options to attract and retain quality employees and remain competitive in the industry. The Board believes that the granting of share options plays an important role in Insignia's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which options may be granted will provide Insignia with adequate flexibility to ensure that Insignia can continue to aim for those goals and facilitate Insignia's expansion of its employee base.

    Insignia initially reserved an aggregate of 3,372,071 ordinary shares for issuance under all of Insignia's employee share option plans. An increase in the number of shares reserved for issuance under the share option plans to 3,922,071 was adopted by the Board in April 1997 and approved by the shareholders in May 1997, an increase in the number of shares reserved for issuance under the share option plans to 4,672,071 was adopted by the Board in April 1999 and approved by the shareholders in May 1999 and an increase in the number of shares reserved for issuance under the share option plans to 5,072,071 was adopted by the Board in April, 2000 and approved by the shareholders in July 2000. Any shares that would have been issuable upon exercise of options granted pursuant to any of Insignia's employee share option plans that expire or become unexercisable for any reason without having been exercised in full will become available for grant under the 1995 Plan or the 1996 Scheme (collectively, the "Option Plans"). As of December 31, 2000, approximately 111 persons were eligible to receive options under the Option Plans. At that date, under the Option Plans, 1,602,323 shares had been issued upon exercise of options, 2,827,817 shares were subject to outstanding options and 641,931 shares were available for future option grants, after taking into account any shares issuable upon exercise of options under any of Insignia's employee share option plans that have expired or become unexercisable without having been exercised in full and that have become available for future option grants under the Option Plans. The closing price of Insignia's ADSs on the Nasdaq National Market on February 28, 2001 was $4.59375 per share.

    As of March 15, 2001, 4,962,828 shares have been drawn from the stock option pool from the 1995 Plan and 1996 Scheme. If Proposal 6 is passed, by a majority vote of the shareholder votes cast at the meeting, the 1996 Scheme will be amended so that the reference to "will exceed 5,072,071 Ordinary Shares" in Rule 4.2 of the 1996 Scheme will be substituted by a reference to "will exceed 6,072,071 Ordinary Shares." If Proposal 7 is passed, by a majority vote of the shareholder votes cast at the meeting, the 1995 Plan will be amended so that the reference to "shall be five million seventy-two thousand and seventy-one (5,072,071) Shares" in Section 2.1 will be substituted by a reference to "shall be six million seventy-two thousand and seventy-one (6,072,071) Shares."

    The Board approved the proposed amendments in February 2001, to be effective upon shareholder approval. Below is a summary of the principal provisions of the Option Plans, assuming shareholder approval of the amendment. The summary is not necessarily complete, and reference is made to the full text of the Option Plans.

                     U.K. EMPLOYEE SHARE OPTION SCHEME 1996

1996 SCHEME HISTORY

    The 1996 Scheme was adopted by the Board in March 1996 and approved by the shareholders in April 1996. The purpose of the 1996 Scheme is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options.

    The number of shares allocated under both the 1995 Plan and the 1996 Scheme to the Company's Chief Executive Officer, the Company's next four most highly compensated officers and other executive officers and employees is summarized below:

                                 PLAN BENEFITS
              1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
                         (NOVEMBER 1995-MARCH 15, 2001)
                     U.K. EMPLOYEE SHARE OPTION SCHEME 1996
                          (APRIL 1996-MARCH 15, 2001)

NAME AND POSITION                                             NO. OF UNITS
-----------------                                             ------------
Richard M. Noling,..........................................     640,000
  President and Chief Executive Officer

Stephen M. Ambler,..........................................     133,750
  Former Chief Financial Officer, Secretary and Senior
    Vice President

George Buchan,..............................................     272,500
  Senior Vice President of Engineering and UK General
    Manager

Stephen H. Cobb,............................................      90,000
  Former Senior Vice President of Sales

Jonathan D. Hoskin,.........................................     152,750
  Chief Technology Officer and Senior Vice President

Mark E. McMillan,...........................................     325,000
  Chief Operating Officer

Ronald C. Workman,..........................................     175,000
  Senior Vice President of Marketing

Paul Livesay,...............................................     140,000
  Senior Vice President

Executive Group.............................................   1,929,000

Non-Executive Director Group................................     322,500

Non-Executive Officer Employee Group/All Other Current and
  Former Employees..........................................   2,711,328

SHARES SUBJECT TO THE 1996 SCHEME

    If any option granted pursuant to the 1996 Scheme expires or is surrendered for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1996 Scheme or the 1995 Plan. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee options plans or the 1995 Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1996 Scheme.

ELIGIBILITY

    Options may be granted under the 1996 Scheme to employees, including officers and directors who are also employees, of Insignia, or any parent or subsidiary of Insignia. Insignia generally grants options under the 1996 Scheme to employees who are resident or are ordinarily resident outside of the United States and who ordinarily perform all or part of the duties of their employment outside of the United States. As of December 31, 2000, approximately 81 persons were eligible to receive options under the 1996 Scheme, 33,298 shares had been issued upon exercise of options and options to purchase 328,778 shares were outstanding under the 1996 Scheme.

ADMINISTRATION


    The 1996 Scheme is administered by the Compensation Committee the members of which are appointed by the Board. The Compensation Committee currently consists of Vincent S. Pino, who is an "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code (the "Code").


    Subject to the terms of the 1996 Scheme, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1996 Scheme or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's President and Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

SHARE OPTIONS

    Options granted under the 1996 Scheme have a maximum term of ten years after the date of grant. The exercise price of an option granted under the 1996 Scheme may not be less than the higher of the market value (as defined in the 1996 Scheme) of an ordinary share on the trading day immediately preceding the date of grant and its nominal value. The exercise price of options granted under the 1996 Scheme may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer"); (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

    In the event of a change of control of Insignia or the sale of substantially all the assets of Insignia, the successor corporation may assume or substitute equivalent options in exchange for those granted under the 1996 Scheme or provide substantially similar consideration to optionees under the 1996 Scheme as is offered to shareholders of Insignia. In the event that the successor corporation, if any, does not assume or substitute the options or offer substantially similar consideration, the options will expire on such transaction at the time and upon the conditions as specified in the 1996 Scheme or as the Compensation Committee determines.

AMENDMENT OF THE 1996 SCHEME

    The Board may at any time terminate or amend the 1996 Scheme, including amendment of any form of option or instrument to be executed pursuant to the 1996 Scheme. However, the Board may not amend the 1996 Scheme in any manner that requires shareholder approval pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

TERM OF THE 1996 SCHEME

    The 1996 Scheme will terminate in April 2006, ten years from the date the 1996 Scheme was adopted by Insignia in general meeting. Such termination will not affect the options outstanding at that time.

UNITED KINGDOM INCOME TAX INFORMATION

    The following is a general summary as of the date of this proxy statement of the United Kingdom income tax consequences for employees participating in the 1996 Scheme who are resident or are ordinarily resident in the United Kingdom and who ordinarily perform all or part of the duties of their employment in the United Kingdom. Because the tax laws may change and because income tax consequences may vary depending upon the particular circumstances of each participant, each participant should consult his or her own tax advisor regarding the income tax consequences of participation in the 1996 scheme. The following discussion does not purport to describe income tax consequences or tax consequences for participants in countries other than the United Kingdom.

    A participant in the 1996 Scheme will be liable to be assessed to income tax on the difference between the exercise price of the shares subject to such participant's option and the market value of the shares at the date of exercise of the option. If the option is granted on or after November 27, 1996 the income tax due will be collected under the "pay as you earn system."

    If a participant exercises an option granted after April 5, 1999, the participant will be required to pay employee national insurance contributions on all or part of the gain received at the time of exercise if the participant's earnings have not reached the maximum employee national insurance contributions' threshold.

    Capital gains tax may be payable on the eventual disposal of the shares which the optionee acquires upon exercise of an option. The liability to capital gains tax will usually be based on the difference between the market value of the shares at the date of exercise of the option and the price at which the shares are sold. However, if the shares are given away or sold for less than their market value to a "connected person" being a spouse or a relative of the seller or the seller's spouse or the spouse of any such relative then, for the purposes of assessing the capital gains tax liability, the seller will be deemed to have disposed of the shares at their market value on the date of disposal.

ERISA

    The 1996 Scheme is not subject to any of the provisions of ERISA.

NEW PLAN BENEFITS

    The amounts of future option grants under the 1996 Scheme are not determinable because, under the terms of the 1996 Scheme, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

              1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

1995 PLAN HISTORY

    The 1995 Plan was adopted by the Board in February 1995 and approved by the shareholders in March 1995. The purpose of the 1995 Plan is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options.

    From its inception in November 1995 to December 31, 2000, options to purchase an aggregate of 4,398,800 shares were granted under the 1995 Plan. Of these, options were granted to the Named Officers as follows: Richard M. Noling, President and Chief Executive Officer, 540,000 shares; Stephen M. Ambler, former Chief Financial Officer, Company Secretary and Senior Vice President, 133,750 shares; George Buchan, Senior Vice President of Engineering and U.K. General Manager, 115,000 shares; Ronald C. Workman, Senior Vice President of Marketing, 135,000 shares; Jonathan Hoskin, Chief Technology Officer, 92,250 shares; Mark McMillan, Chief Operating Officer, 325,000 shares; Stephen Cobb, former Senior Vice President of Worldwide Sales, 90,000 shares; Marshall Kwait, Former Vice President of Sales, 75,000 shares; and David B. Winterburn, former Senior Vice President of Business Development and Chief Technology Officer, 130,000 shares. During the same period, Insignia's current executive officers as a group (7 persons) had been granted options to purchase a total of 1,341,000 shares under the scheme and the current directors or nominees for election as a director who are not executive officers as a group (5 persons) had been granted options to purchase a total of 162,500 shares. No options were granted during the period under the 1995 Plan to any associate of any executive officer or director of Insignia, and no other person received 5% or more of such options.

    The number of shares allocated under both the 1995 Plan and the 1996 Scheme to the Company's Chief Executive Officer, the Company's next four most highly compensated officers and other executive officers and employees is summarized below:

                                 PLAN BENEFITS
              1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
                         (NOVEMBER 1995-MARCH 15, 2001)
                     U.K. EMPLOYEE SHARE OPTION SCHEME 1996
                          (APRIL 1996-MARCH 15, 2001)

NAME AND POSITION                                             NO. OF UNITS
-----------------                                             ------------
Richard M. Noling,..........................................     640,000
  President and Chief Executive Officer

Stephen M. Ambler,..........................................     133,750
  Former Chief Financial Officer, Secretary and Senior
    Vice President

George Buchan,..............................................     272,500
  Senior Vice President of Engineering and UK General
    Manager

Stephen H. Cobb,............................................      90,000
  Former Senior Vice President of Sales

Jonathan D. Hoskin,.........................................     152,750
  Chief Technology Officer and Senior Vice President

Mark E. McMillan,...........................................     325,000
  Chief Operating Officer

Ronald C. Workman,..........................................     175,000
  Senior Vice President of Marketing

NAME AND POSITION                                             NO. OF UNITS
-----------------                                             ------------
Paul Livesay,...............................................     140,000
  Senior Vice President

Executive Group.............................................   1,929,000

Non-Executive Director Group................................     322,500

Non-Executive Officer Employee Group/All Other Current and
  Former Employees..........................................   2,711,328

SHARES SUBJECT TO THE 1995 PLAN

    If any option granted pursuant to the 1995 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1995 Plan or the 1996 Scheme. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee option plans or the 1996 Scheme that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1995 Plan.

ELIGIBILITY

    Options may be granted under the 1995 Plan to employees, officers, directors, consultants and advisors of Insignia, or any parent, subsidiary or affiliate of Insignia. The aggregate maximum number of shares that may be issued to any one optionee under the 1995 Plan in any one year is 500,000 shares. As of December 31, 2000, approximately 111 persons were eligible to receive options under the 1995 Plan, 293,535 shares had been issued upon exercise of options and 2,223,539 shares were subject to outstanding options.

ADMINISTRATION

    The 1995 Plan is administered by the Compensation Committee. Subject to the terms of the 1995 Plan, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1995 Plan or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman and Mr. Noling, Insignia's President and Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

SHARE OPTIONS

    Options granted under the 1995 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or nonqualified stock options ("NQSOs"). Only employees of Insignia, or of a parent or subsidiary of Insignia, may be granted ISOs. Options under the 1995 Plan have a maximum term of 10 years after the date of grant, except that the term of an option granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, is limited to five years.

    The exercise price of an option granted under the 1995 Plan may not be less than the fair market value (as defined in the 1995 Plan) of an ordinary share on the date of grant, except that the exercise price of an ISO granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, must be not less than 110% of such fair market value.

    The exercise price of options granted under the 1995 Plan, plus any applicable income tax withholding, may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and an NASD Dealer; (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

    In the event of a merger, consolidation, dissolution or liquidation of Insignia, the sale of substantially all the assets of Insignia or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1995 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to optionees under the 1995 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options will expire on such transaction at the time and upon the conditions as the Compensation Committee determines.

AMENDMENT OF THE 1995 PLAN

    The Board may at any time terminate or amend the 1995 Plan, including amendment of any form of option agreement, exercise agreement or instrument to be executed pursuant to the 1995 Plan. However, the Board may not amend the 1995 Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

TERM OF THE 1995 PLAN

    The 1995 Plan will terminate in February 2005, ten years from the date the 1995 Plan was adopted by the Board.

UNITED STATES FEDERAL INCOME TAX INFORMATION

    The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Insignia and optionees associated with options granted under the 1995 Plan. The federal tax laws may change and the federal, state and local tax consequences for any optionee will depend upon his or her individual circumstances. Each optionee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1995 Plan.

    INCENTIVE STOCK OPTIONS. The optionee will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax and FICA withholding by Insignia (either by payment in cash or withholding out of the optionee's salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    TAX TREATMENT OF INSIGNIA. Insignia will be entitled to a deduction in connection with the exercise of an NQSO by a domestic employee or director to the extent that the optionee recognizes ordinary income. Insignia will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

    The 1995 Plan is not subject to any of the provisions of ERISA.

NEW PLAN BENEFITS

    The amounts of future option grants under the 1995 Plan are not determinable because, under the terms of the 1995 Plan, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

              THE BOARD RECOMMENDS A VOTE FOR RESOLUTIONS 6 AND 7

                PROPOSAL 8: INCREASE IN AUTHORIZED SHARE CAPITAL


    The Board of Directors of the Company has approved and recommends that the shareholders also approve Resolution 8, an ordinary resolution to increase the authorized share capital to L10,600,000 by the creation of an additional 20,000,000 ordinary shares of 20p nominal value. Each new ordinary share will rank pari passu in all respects with the existing ordinary shares in the capital of the Company. The Board believes that this increase of the authorized share capital will provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate needs.



AUTHORIZED SHARE CAPITAL



    On April 9, 2001, the Company had an authorized share capital of L6,600,000 divided into 30,000,000 ordinary shares of 20p each and 3,000,000 Preferred Shares of 20p each. Also on this date, a total of 19,114,901 ordinary shares were issued and outstanding. The Company must retain sufficient authorized and unissued share capital for issuances under the Company's 1995 Stock Option Plan for U.S. Employees, the Company's U.K. Employee Share Option Scheme 1996 and the Company's Employee Share Purchase Plan 1995, up to a combined total of 5,072,071 (6,072,071 if resolutions numbered 6 and 7 are passed) for the first two Plans and 900,000 ordinary shares for the last. In addition, the Company must retain sufficient authorized and unissued share capital for issuances due to the exercise of warrants issued by the Company in four private placements, discussed below.



    Assuming Proposals 6 and 7 are passed (authorizing an increase in the number of ordinary shares reserved for issuance under the Option Plans by 1,000,000 shares), the MAXIMUM number of authorized but not yet committed share capital available to the Company for future issuance is 1,039,194 ordinary shares, as of April 9, 2001. The calculation of this number is set forth below:



Total Authorized Share Capital..............................   30,000,000
  Less Currently Outstanding Ordinary Shares................  (19,114,901)
  Less Shares Retained for Option Plans.....................   (6,072,071)
  Less Shares Retained for Employee Stock Purchase Plan.....     (900,000)
  Less Shares Retained for Private Placement Warrants.......   (2,873,834)
                                                              -----------
Total Authorized But Not Yet Committed Share Capital........    1,039,104



ADDITIONAL COMMITTED SHARES DUE TO ANTI-DILUTION PROTECTION



    The above calculation represents the maximum number if authorized but not yet committed shares of the Company because it does not yet take into account an additional amount of shares that must be retained by the Company for anti-dilution protections contained in warrants issued in its four private placements. The investors in the four private placements have anti-dilution protections, which means that they are entitled to purchase an additional amount of ordinary shares (in the form of ADSs) if the Company issues ordinary shares at a price below market price. Specifically, the Company will trigger the anti-dilution protections if it issues securities in a transaction in which the average price per share (including all shares issueable by the exercise of warrants) is less than the average closing price of the Company's ADSs, as quoted on the Nasdaq National Market System, for the ten days preceding the day of the transaction.



    The number of ordinary shares the Company must reserve for the anti-dilution protections is not a fixed amount, but will fluctuate depending the timing of the exercise of the warrants and the average price of the Company's ADSs over the ten days prior to the date of exercise. If triggered, the anti-dilution protections increase the number of shares which the warrants may purchase. The amount of the adjustment is based on a formula such that the lower the price of the Company's ADSs, the greater the potential increase in the number of shares issueable to the warrants due to their anti-dilution protections. The exact number of authorized but not yet committed shares of the Company is in constant change because the number of shares the Company must reserve for the anti-dilution protections fluctuates day to day. However, the following chart demonstrates the range in the number of the Company's authorized but not yet committed shares, assuming that all warrants from the four private placements are exercised at the same time and that the average ten day price of the Company's ADSs is (a) $2.79 (which is the closing price of the Company's ADSs on April 9, 2001), (b) $2.09 (which represents a 25% decline in value from

$2.79) and (c) $1.40 (which represents a 50% decline in value) and (d) $0.70 (which represents a 75% decline in value):



                                  NO ANTI-
                                  DILUTION        $2.79         $2.09         $1.40         $0.70
                                 -----------   -----------   -----------   -----------   -----------
Total Authorized Share
  Capital......................   30,000,000    30,000,000    30,000,000    30,000,000    30,000,000
  Less Currently Outstanding
    Ordinary Shares............  (19,114,901)  (19,114,901)  (19,114,901)  (19,114,901)  (19,114,901)
  Less Shares Retained for
    Option Plans...............   (6,072,071)   (6,072,071)   (6,072,071)   (6,072,071)   (6,072,071)
  Less Shares Retained for
    Employee Stock Purchase
    Plan.......................     (900,000)     (900,000)     (900,000)     (900,000)     (900,000)
  Less Shares Retained for
    Warrants...................   (2,873,834)   (2,891,704)   (2,902,310)   (2,913,088)   (2,924,045)
                                 -----------   -----------   -----------   -----------   -----------
Total Authorized But Not Yet
  Committed Share Capital......    1,039,194     1,021,324     1,010,718       999,940       988,983



    The following chart summarizes the amounts of anti-dilution adjustments at each of the prices:



TEN DAY AVERAGE CLOSING PRICE                    $2.79       $2.09      $1.40      $0.70
-----------------------------                  ---------   ---------   --------   --------
Total Anti-Dilution Adjustment...............     17,870      28,476    39,254     50,211
Authorized Shares Available..................  1,021,324   1,010,718   999,940    988,983



THERE ARE TWO WAYS THE ANTI-DILUTION PROTECTIONS ARE TRIGGERED.



    The anti-dilution provisions can be triggered (1) if the Company sells its securities in a transaction, such as a private placement financing, for a price that is lower than the ten day average price of the Company's shares prior to the transaction, or (2) if the warrants issued in the four private placements are exercised at a price less than the ten day average price of the Company's shares at the time of exercise.



    Between December 1999 and February 2001, the Company engaged in four private placement transactions, two of which were transactions which triggered anti-dilution protections. On December 9, 1999, the Company issued 827,179 ADSs, warrants to purchase 248,154 ADSs and reset warrants (which have expired without becoming exercisable) to Castle Creek Technology Partners LLC for an aggregate consideration of $3.5 million (the "Castle Creek Placement"). Also on
December 9, 1999, the Company issued 236,336 ADSs, warrants to purchase 70,900 ADSs and reset warrants (which have expired without becoming exercisable) to Vincent S. and Rosemary Pino, Richard N. and Barbara Zehner, Robert Waley-Cohen and Avalon Panama S.A. for an aggregate consideration of $1 million (the "Four Investor Placement"). The Company engaged in two additional placements with Jefferies & Company, Inc. acting as placement agent. On November 24, 2000, the Company issued 3,600,000 ADSs and warrants to purchase 1,800,000 ADSs to various investors for an aggregate consideration of $18 million (the "First Jefferies Placement"). On February 12, 2001, the Company issued 940,000 ADSs and warrants to purchase 470,000 ADSs for an aggregate consideration of $4.7 million (the "Second Jefferies Placement").



    In the First Jefferies Placement and the Second Jefferies Placement, the Company sold its securities for a price that was below the ten day average price of the Company's shares prior to the transactions and therefore triggered anti-dilution protections. The First Jefferies Placement and the Second Jefferies Placement each triggered the anti-dilution protections in both the Castle Creek Placement and the Four Investor Placement. Further, the Second Jefferies Placement triggered the anti-dilution protection in the First Jefferies Placement. The anti-dilution protection in the Second Jefferies Placement has not been triggered as of the date of this Proxy Statement. However, if the Company issues securities in the future at a price below the ten day average price of the Company's shares prior to the transaction, the anti-dilution protections in all four private placements can be triggered, as long as the warrants issued in those private placements are still outstanding and have not expired or been exercised. The warrants issued in the Castle Creek Placement and the Four Investor Placement expire five years from the date of their issuance, and the warrants issued in the First Jefferies Placement and Second Jefferies Placement expire three years from the dates of their issuance.



    Originally, the investors to the Castle Creek Placement and the Four Investor Placement held warrants to purchase a total of 319,054 shares of the Company at an exercise price of $5.29 per share. However, because the First Jefferies Placement triggered their anti-dilution protections, the exercise price of warrants issued in these two private placements decreased from $5.29 per share to $4.77 per share and the number of shares issueable under these warrants increased by 34,781 to a total of 353,836. Although the Second Jefferies Placement triggered the anti-dilution protections of the Castle Creek Placement, the Four Investor Placement and the First Jefferies Placement, under the terms of their anti-dilution provisions, the exercise price of the warrants in these private placements (and, consequently, the number of shares issueable under these warrants) is not adjusted because the change is less than a 1% difference. Instead, the difference is carried forward and not counted until there is another adjustment which, together with the carried forward adjustment, would result in at least a 1% change to the exercise price of the warrants.



    The second way the anti-dilution protections in the four private placements can be triggered is by the exercise of warrants for a price below the ten day average price of the Company's shares. Anti-dilution protection for a particular private placement can only be triggered by securities issued after that private placement. For example, if Warrant A was issued in January 2001 and is exercised in June 2001, anti-dilution protection in Warrant B issued in February 2001 would not be triggered, even though Warrant A was exercised after the issuance of Warrant B. The exercise of Warrant A would only trigger anti-dilution protections from transactions prior to January 2001. Specifically, with regard to the Company's four private placement transactions: (1) the exercise of warrants from each of the First Jefferies Placement and the Second Jefferies Placement can trigger anti-dilution protections in both the Castle Creek Placement and the Four Investor Placement and (2) the exercise of warrants from the Second Jefferies Placement can trigger the anti-dilution protection in the First Jefferies Placement. The exercise price of the warrants in the First Jefferies Placement and the Second Jefferies Placement are identical. Their exercise price is equal to the lesser of $6 or the ten day average price of the Company's shares, less a 10% discount.



    The exact number of ordinary shares which the Company must reserve for the warrants as a result of anti-dilution triggers cannot be determined until the warrants are actually exercised. When the warrants from the First Jefferies Placement are actually exercised, the anti-dilution protections in the Castle Creek Placement and the Four Investor Placement will likely be triggered. When the warrants from the Second Jefferies Placement are actually exercised, the anti-dilution protections in the Castle Creek Placement, the Four Investor Placement and the First Jefferies Placement will likely be triggered. The anti-dilution adjustments are calculated using a formula which takes into account the ten day average price of the Company's ADSs, the number of ordinary shares then outstanding, the amount of money received by the Company from the triggering transaction and the maximum number of shares issueable in the triggering transaction. After the adjusted exercise price is calculated, the additional amount of shares which the warrants in the four private placements can purchase is calculated by a formula which takes into account the old exercise price, the old number of shares the warrants could purchase and the new exercise price. The two charts above demonstrate the total number of additional shares issueable due to anti-dilution protections if all warrants are exercised simultaneously at a ten day average share price of $2.79, $2.09, $1.40 and $0.70.



    The greater the number of shares sold or issued at a price below market and the greater the discount in the price per share below market, the greater the anti-dilution adjustment. However, the anti-dilution protections are based on a weighted average formula, which means that, generally, the amount of adjustment to the exercise price of the warrants is not as great as the amount of discount in the price per share below market.



A DECLINING SHARE PRICE OF THE COMPANY'S ADSS MAY TRIGGER ANTI-DILUTION ADJUSTMENTS WHICH COULD ACCELERATE AND INCREASE THE MAGNITUDE OF THE DECLINE.



    The lower the price of the Company's ADSs, the greater the potential additional number of shares issueable due to the anti-dilution protections. For example, if there are no anti-dilution adjustments, the number of shares the Company must retain for the exercise of warrants issued in its four private placements is 2,873,834. However, if the price of the Company's ADSs decreases such that its ten day average is $0.70 per share and all warrants are exercised at this price, the number of shares the Company must retain for the exercise of warrants increases by 50,211 shares to a total of 2,924,045. Warrant holders have the right to purchase an increasing amount of shares during a decline in the price of the Company's ADSs. If the warrant holders exercise their warrants and sell their shares in the open market during this time, downward pressure is added to the price, which can further increase the anti-dilution adjustments for the remaining warrant holders. Additionally, short sales of the Company's shares may increase the downward pressure on the price of the Company's shares. The anti-dilution adjustments in the four private placements and short sales may accelerate and compound a decline in the price of the Company's ADSs. Shareholders will be diluted as the price of the Company's ADSs drops and warrant holders in the four private placements gain the right to purchase an increasingly large number of shares due to their anti-dilution protections.



    For additional information on the anti-dilution protection and the determination of the exercise price of the warrants in the four private placement transactions, please refer to the sections entitled "Private Placements and Warrants" and "Dilution Adjustments" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was mailed to shareholders along with this Proxy Statement.


    The Board of Directors of the Company believes that the proposed increase in the authorized share capital will be sufficient to provide the Company flexibility to act with respect to its future financing, acquisitions and other corporate needs. A deficient authorized share capital would limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company may also be limited in its ability to effectuate future stock splits or stock dividends. Although at present the Board of Directors has no plans to issue additional ordinary shares, it desires to have the authorized share capital available to provide flexibility to use its capital stock for business and financial purposes in the future. The Board of Directors believes that the passing this Proposal is necessary to provide the Corporation with the flexibility to pursue the types of opportunities described above without added delay and expense.

    The Company believes it has sufficient funding to finance its operations through March 2002. The Company may require additional financing in the future. The ordinary shares created by Proposal 8, if passed, may be utilized in such future financing transactions, if necessary.

    The increase in the authorized share capital of the Company and the subsequent issuance of additional ordinary shares could have the effect of delaying or preventing a change of control of the Company without further action by the shareholders. Shares of authorized and unissued ordinary shares (or American depositary shares representing ordinary shares) could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. The availability of authorized but unissued shares of ordinary shares might also discourage or frustrate a merger, a tender offer for the Company's ordinary shares (or American depositary shares representing ordinary shares) or other transactions at a premium over the market price that a shareholder may consider favorable.

    In addition, the Company has a class of preferred shares, which may potentially be issued with rights and preferences designed by the Board of Directors to delay or prevent a change of control. The Company believes that the unissued preferred shares, together with the proposed increase of authorized share capital, would be sufficient to implement the Company's anti-takeover measures and to pursue financing or business combination transactions with equity.


    The Board of Directors is not aware of any attempt to take control of the Company and has not presented this Proposal with the intention that the increase in the authorized share capital of the Company be used as a type of anti-takeover device. Although there are no current plans, the Company may utilize its increased share capital in transactions with strategic businesses or technologies that are complementary to the Company. The new ordinary shares created in the increase in the authorized share capital will rank pari passu in all respects with the existing ordinary shares in the capital of the Company. The passing of this Proposal will not have an immediate affect the holders of currently issued ordinary shares (or American depositary shares representing ordinary shares). However, to the extent additional authorized ordinary shares are issued in the future, they will decrease existing shareholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the existing shareholders.

    The following Ordinary Resolution will be considered at the meeting in relation to Proposal 8, which will require a majority of the shareholder votes cast at the meeting to be passed: "THAT the Company's authorised share capital be increased to L10,600,000 by the creation of an additional 20,000,000 Ordinary Shares of 20p nominal value, each ranking pari passu in all respects with the existing Ordinary Shares in the capital of the Company".

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 8

                  PROPOSALS 9 AND 10: ALLOTMENT OF SECURITIES

    Section 80 of the U.K. Companies Act 1985 prohibits a company from allotting securities without the authority of the shareholders of the company in general meeting. This is supplemented by Section 89 of the Act, which requires (subject to specified exemptions) that a company may not allot new securities unless it has first offered them to existing shareholders.

    The Board of Directors is presently authorized to allot shares up to an aggregate nominal value of L2,930,913.20, or 14,654,566 shares, pursuant to an ordinary resolution passed by Insignia on May 27, 1999 and expiring five years from that date, and to do so without first offering the shares to existing shareholders.


    If Proposal 8 is passed, it is now proposed to cancel these authorities, to the extent that they have not already been relied upon and, by the passing of this Proposal 9 as an ordinary resolution, to authorize the Board, for a period of five years, to allot relevant securities having an aggregate nominal value of up to L5,244,849.80, or 26,224,249 shares, which includes the proposed 20,000,000 share increase of authorized shares in Proposal 8.


    Proposal 10, if passed as a special resolution, will authorize the Board, for a period of five years, to allot equity securities under the authority conferred by Proposal 9 without first offering them to existing shareholders.


    Proposal 10 is a special resolution. A special resolution requires the affirmative vote of at least 75% of the votes cast at the meeting in order to pass.



    The Company believes it has sufficient funding to finance its operations through March 2002. However, the Company may require additional financing in the future. The resolutions adopted by the shareholders in 1999 authorize the Board to allot shares, as well as other types of securities and options or warrants to purchase securities. Proposals 9 and 10 above authorize the Board to allot shares, as well as other types of securities and options or warrants to purchase securities. The Board believes that this authority will provide Insignia with the flexibility necessary to obtain additional financing, if necessary, because such waiver by the shareholders permits Insignia to issue equity capital without first offering such equity capital to the Company's existing shareholders, as required by
Section 89 of the Act. There can be no assurance that Insignia will be able to obtain additional financing when needed, on acceptable terms, or at all. The failure to raise additional funds on a timely basis and on sufficiently favorable terms could have a material adverse effect on the business, operating results and financial condition of Insignia.



    The following Ordinary Resolution will be considered at the meeting in relation to Proposal 9, which will require a majority of the shareholder votes cast at the meeting to be passed: "THAT, in accordance with Section 80 of the Companies Act 1985 (the "Act"), the directors be and are hereby generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities (as defined in Section 80 of the Act) up to an aggregate nominal amount of L5,244,849.80 provided that this authority (unless previously revoked or renewed) shall expire on May 10, 2006 and that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired; and THAT the authority conferred on the directors by an ordinary resolution passed on May 27, 1999 to allot shares up to an aggregate nominal amount of L2,930,913.20 (to expire on May 26, 2004) shall cease to have effect upon and with effect from the passing of this resolution."



    The following Special Resolution will be considered at the meeting in relation to Proposal 10, which will require at least 75% of the shareholder votes cast at the meeting to be passed: "THAT, conditionally upon the passing of the Resolution numbered 9 above, in accordance with Section 95(1) of the Act, the directors be and are hereby given power, for the period commencing on and with effect from the date of adoption of this Resolution and (unless previously revoked or renewed) expiring on May 10, 2006, to allot equity securities (as defined in Section 94(2) of the Act) pursuant to the authority conferred by the Resolution numbered 9 above as if Section 89(1) of the Act did not apply to such allotment; and THAT the power conferred on the directors by a special resolution passed on May 27, 1999 to allot shares up to an aggregate nominal amount of L2,930,913.20 as if Section 89 of the Act did not apply to such allotment (to expire on May 26, 2004) shall cease to have effect upon and with effect from the passing of this resolution."


               THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 9 AND 10

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of February 22, 2001, with respect to the beneficial ownership of the Company's ordinary shares by
(i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's ordinary shares, (ii) each director, (iii) each Named Officer, and (iv) all directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
------------------------                                     -----------------------   ----------------
RIT Capital Partners plc(2)................................         2,012,897                10.5%
Castle Creek Technology Partners LLC(3)....................         1,957,124                 9.9%
Nicholas, Viscount Bearsted(4).............................           835,904                 4.3%
Richard M. Noling(5).......................................           507,522                 2.6%
Vincent S. Pino(6).........................................           482,360                 2.5%
George Buchan(7)...........................................           197,137                 1.0%
Mark E. McMillan(8)........................................           118,750                   *
Stephen M. Ambler(9).......................................            87,354                   *
Jonathan D. Hoskin(10).....................................            60,323                   *
David G. Frodsham(11)......................................            57,500                   *
Albert E. Sisto(12)........................................            46,042                   *
Ronald C. Workman(13)......................................            41,065                   *
John C. Fogelin(14)........................................            15,000                   *
Paul O. Livesay(15)........................................                 0                   *
Stephen H. Cobb(16)........................................                 0                   *
Marshall J. Kwait(17)......................................                 0                   *
All directors and executive officers as a group (12
  persons)(18).............................................         2,448,957                11.9%

------------------------

   * Less than 1%

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options that are currently exercisable or exercisable within 60 days of February 22, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) The address of RIT Capital Partners plc is 27 St. James's Place, London SW1A 1NR, United Kingdom.

 (3) Represents 9.9% of the ordinary shares outstanding as of February 22, 2001 and includes ordinary shares and warrants held by Castle Creek Technology Partners LLC. Each of the warrants held by Castle Creek cannot be exercised at any time to the extent that exercise would result in Castle Creek having beneficial ownership of more than 9.9% of the total number of ordinary shares in issue at the time of exercise. The aggregate number of shares issuable to Castle Creek under all outstanding warrants exceeds the number set forth herein. If the total number of ordinary shares in issue increases, including as a result of issuance of ordinary shares upon exercise of the warrants, then the number of shares beneficially owned by Castle Creek may also increase. Castle Creek Technology Partners LLC are located at 77 West Wacker Drive, Ste. 4040, Chicago, Illinois 60601.

 (4) Includes 198,958 shares subject to options that were exercisable within 60 days of February 22, 2001. Nicholas, Viscount Bearsted is Chairman of the Board of the Company.

 (5) Includes 470,758 shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Noling is the President, Chief Executive Officer, and a director of the Company.

 (6) Represents shares and warrants held by Mr. Pino and his immediate family. Includes 17,501 shares subject to options that were exercisable within 60 days of February 22, 2001 and warrants entitling Mr. Pino or members of his family to purchase 132,157 shares within 60 days of February 22, 2001. Mr. Pino is a director of the Company.

 (7) Includes 176,875 shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Buchan is Senior Vice President of Engineering and U.K. General Manager of the Company.

 (8) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. McMillan is Chief Operating Officer.

 (9) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Ambler was the Chief Financial Officer, Company Secretary and a Senior Vice President of the Company through March 15, 2001.

 (10) Includes 54,958 shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Hoskin is Chief Technology Officer and a Senior Vice President of the Company.

 (11) Includes 17,500 shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Frodsham is a director of the Company.


 (12) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Sisto served as a director of the Company through April 3, 2001.


 (13) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Workman is Senior Vice President of Marketing.

 (14) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Fogelin is a director of the Company.

 (15) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Livesay is the Senior Vice President of Corporate Development and Strategic Relations.

 (16) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Cobb served as Senior Vice President of Sales from May 2000 to January 2001.

 (17) Represents shares subject to options that were exercisable within 60 days of February 22, 2001. Mr. Kwait served as Vice President of Sales from February 1999 to January 2000.

 (18) Includes the shares indicated as included in footnotes (5) through (15).

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to Insignia and its subsidiaries during each of 2000, 1999 and 1998 by Insignia's Chief Executive Officer and each of Insignia's other executive officers who were serving as executive officers at the end of 1999, as well as Insignia's former Senior Vice President of Worldwide Sales who left Insignia during 2000 (the "Named Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION                       AWARDS
                                     ----------------------------------------------------   ------------
                                                                                             SECURITIES     ALL OTHER
                                                                           OTHER ANNUAL      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITIONS           YEAR     SALARY($)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)       ($)(2)
----------------------------         --------   ---------   -----------   ---------------   ------------   ------------
Richard M. Noling..................    2000      241,032       103,403               --         20,000         1,080
  President and Chief Executive        1999      240,611        83,042               --             --         1,080
  Officer                              1998      217,875        75,171               --         20,000         1,080

Stephen M. Ambler(3)...............    2000      178,008        64,480               --             --            --
  Chief Financial Officer, Company     1999      179,382        57,512               --         25,000            --
  Secretary and Senior Vice            1998      145,250        40,345               --         20,000            --
    President

George Buchan......................    2000      160,387        62,845           20,163(4)          --        16,039
  Senior Vice President of             1999      168,000        48,161           21,120(4)      40,000        16,800
  Engineering and U.K. General         1998      167,000        54,827           22,044(4)      20,000        16,700
  Manager

Stephen H. Cobb(5).................    2000      121,633        51,647               --         90,000            --
  Former Senior Vice President of
  Sales

Jonathan D. Hoskin(6)..............    2000      114,562        37,055           18,330(4)      25,000         5,728
  Chief Technology Officer             1999      110,400        18,575           18,240(4)      45,000         5,520
  and Senior Vice President            1998       79,569        14,712           15,558(4)      22,000         3,978

Marshall J. Kwait(7)...............    2000       17,968            --               --             --            --
  Former Vice President of Sales       1999      157,937        40,174               --         47,500         1,080
                                       1998      128,431        81,587               --         12,000         1,080

Mark E. McMillan(8)................    2000      179,032        80,121               --        175,000         1,080
  Chief Operating Officer              1999       26,481        19,166               --        150,000            --

Ronald C. Workman(9)...............    2000      174,756        61,418               --         25,000           405
  Senior Vice President of             1999      174,983        47,746               --         10,000         1,080
    Marketing
                                       1998       82,500        22,442               --        100,000           405

------------------------

 (1) Bonuses paid to the executive officers are based on a target bonus set for each officer each quarter, adjusted by the Company's operating results over plan and the executive officer's performance against quarterly qualitative goals. All executive officer bonuses are at the discretion of the Compensation Committee of the Board.

 (2) Represents Company contributions to defined contribution employee benefit plans.

 (3) Mr. Ambler joined the Company in April 1994 as Director of Finance and Administration, Europe. He served as Chief Financial Officer, Company Secretary and Vice President from October 1997 through March 15, 2001. In addition, he served as Senior Vice President from January 1999 through March 15, 2001.

 (4) Represents the payment of a Company car allowance.

 (5) Mr. Cobb joined the Company in May 2000 as Senior Vice President of Sales, and served in this position until January 2001.

 (6) Mr. Hoskin joined the Company in June 1992 as Engineering Director. He was appointed Chief Technology Officer in May 1999, and he became a Senior Vice President in January 2001.

 (7) Mr. Kwait joined the Company in December 1996 as Channel Sales Director. He was appointed Vice President of Sales in February 1999 and served in this position until January 2000.

 (8) Mr. McMillan joined the Company in November 1999 as Senior Vice President of Worldwide Sales and Marketing. He was appointed Executive Vice President of Worldwide Sales and Marketing in April 2000, and Chief Operating Officer in October 2000.

 (9) Mr. Workman joined the Company in July 1998.

    The following table sets forth further information regarding individual grants of rights to purchase ordinary shares during 2000 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises depend upon the future performance of the ordinary shares and ADSs. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 2000

                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                                                                                               ASSUMED ANNUAL RATES
                                     NUMBER OF         PERCENT OF                                 OF SHARE PRICE
                                     SECURITIES       TOTAL OPTIONS                           APPRECIATION FOR OPTION
                                 UNDERLYING OPTIONS    GRANTED TO     EXERCISE                        TERM(1)
                                      GRANTED         EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                                    (#)               2000         ($/SH)       DATE       5%($)         10%($)
----                             ------------------   -------------   --------   ----------   --------      ---------
Richard M. Noling..............         20,000(2)           2.3%        5.188     01/18/10     65,254         165,366
Stephen M. Ambler..............             --               --            --           --         --              --
George Buchan..................             --               --            --           --         --              --
Stephen H. Cobb................         90,000(3)          10.2%        6.375     05/25/10    360,828         914,410
Jonathan D. Hoskin.............         25,000(2)           2.8%        5.188     01/18/10     81,568         206,708
Marshall J. Kwait..............             --               --            --           --         --              --
Mark E. McMillan...............         50,000(4)           5.6%       11.125     04/12/10    349,822         886,519
                                       125,000(2)         14.10%         5.75     10/16/10    452,017       1,145,502
Ronald C. Workman..............         25,000(2)           2.8%        5.188     01/18/10     81,568         206,708

------------------------

(1) The 5% and 10% assumed annual compound rates of share price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future ordinary share or ADS prices.

(2) These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 2.0833% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(3) These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and thereafter at the rate of 2.0833% of the shares for each full month that the optionee renders services to the Company. The option exercise price is equal to the fair market value of the Company's ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(4) These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 8.3333% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

    The following table sets forth certain information concerning the exercise of options by each of the Named Officers during 2000, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable rights to acquire shares as of December 31, 2000. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding rights to acquire shares and $4.75 per share, which was the closing price of the ADSs as reported on the Nasdaq National Market on December 29, 2000.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                             YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                    SHARES       VALUE       OPTIONS AT YEAR-END(#)           AT YEAR-END($)(2)
                                  ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                              EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   --------   -----------   -------------   -----------   -------------
Richard M. Noling...............    30,700      187,577      447,946         51,354        926,501         98,062
Stephen M. Ambler...............        --           --       76,115         36,135        201,164        103,221
George Buchan...................        --           --      168,646         33,854        511,111         98,389
Stephen H. Cobb.................        --           --           --         90,000             --             --
Jonathan D. Hoskin..............        --           --       46,542         56,208         73,419         34,684
Marshall J. Kwait...............        --           --           --             --             --             --
Mark E. McMillan................        --           --       79,167        245,833          6,338         17,063
Ronald C. Workman...............    10,500       57,155       29,815         64,687         87,454        166,534

------------------------

(1) "Value Realized" represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price of the options.

(2) For purposes of the table, all amounts in pounds sterling were converted to U.S. dollars using $1.50 per pound sterling, the exchange rate in effect as of December 31, 2000.

EMPLOYMENT AGREEMENTS

    Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month's notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share ("EPS") targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.

    The employment agreement continues through May 31, 2001, and is automatically extended for an additional year at the end of the term unless either party gives notice six months prior to November 30, 2000 to terminate effective upon the expiration of the then current term. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling's employment, Mr. Noling shall receive his then current full salary for a period of twelve months following such termination. In addition he shall be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in the Company's employee benefits on the same basis as if he were an employee.

    With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall receive a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. Prior to April 1, 1999, Nicholas, Viscount Bearsted was required to make himself available to perform such services for at least thirteen days per quarter and received a fee of $1,000 for each days service, subject to a minimum thirteen days per quarter, plus reimbursement of reasonable expenses. The agreement is terminable by either party upon six month's advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week's consultancy fees.

    In January 1993, Mr. Buchan entered into an employment agreement with the Company, which may be terminated by either party upon six months' notice and by the Company for cause at any time. In the event of any business combination, change in control or disposal of a majority of the assets of the Company, Mr. Buchan's employment may be terminated with three months' notice, and upon such termination Mr. Buchan will be entitled to a payment equivalent to his current annual salary plus estimated bonus for the year following termination and all his outstanding share options will become exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Vincent S. Pino and Albert E. Sisto.*



* Mr. Sisto resigned from the Board on April 3, 2001. Mr. Sisto's replacement has not yet been named.


                      REPORT OF THE COMPENSATION COMMITTEE

    Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee.

GENERAL COMPENSATION POLICY

    The Compensation Committee acts on behalf of the Board to establish the general compensation policy of Insignia for all employees of Insignia. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of Insignia at or about the beginning of each fiscal year. The Compensation Committee administers Insignia's incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.

    The Compensation Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, Insignia's compensation policy, which applies to executive officers and other key employees of Insignia, relates a portion of each individual's total compensation to the company objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of Insignia is contingent on corporate performance and, in the case of executive officers, is also based on the individual officer's performance as measured against personal objectives. Long-term equity incentives for executive officers are effected through the granting of share options. Options generally have value for the executive only if the price of Insignia's shares increases above the fair market value on the grant date and the executive remains in Insignia's employ for the period required for the shares to vest.

    The base salaries, incentive compensation and option grants of the executive officers are determined in part by the Compensation Committee's informal review of data on prevailing compensation practices in technology companies with whom Insignia competes for executive talent and by its evaluation of such information in connection with Insignia's corporate goals. To this end, the Compensation Committee attempted to compare the compensation of Insignia's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, Insignia's executive officers, including the CEO, are each eligible to receive a quarterly cash bonus and option grants.

    In preparing the performance graph for this proxy statement, Insignia used the S&P Computer Software and Services Index as its published line of business index. The compensation practices of most of the companies in such Index were not reviewed by Insignia when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with Insignia for executive talent.

2000 EXECUTIVE COMPENSATION

    BASE COMPENSATION. The information described above was presented to the Compensation Committee in January 2000. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 2000 for each executive officer, including the CEO.

    INCENTIVE COMPENSATION. Cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and Insignia met predetermined objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied.

    SHARE OPTIONS. Share options typically have been granted to executive officers when the executive first joins Insignia, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group, the Compensation Committee may, however, grant additional options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In addition, in 2000, long-term incentives in the form of option grants were considered appropriate because options generally have value only if the price of Insignia's shares increases above the exercise price and the optionee remains in the employ of Insignia for the time required for the options to vest. The options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the ADSs on the date of grant. In 2000, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested, and determined that additional grants should be made in 2000.

    For 2001, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to Insignia-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2001, to Insignia's expected results and to the number of options currently held by the executive officers that remain unvested.

    COMPANY PERFORMANCE AND CEO COMPENSATION. For 2000, the Compensation Committee recommended an increase of $0 in Mr. Noling's base salary. After careful review of Insignia's performance as measured against its objectives and the criteria set forth above under the discussion of incentive compensation, the Compensation Committee recommended that bonuses in the aggregate amount of $103,403 be paid to Mr. Noling.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986. For 2001, Insignia intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1995 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Insignia does not expect cash compensation for 2001 to be in excess of $1,000,000 nor, therefore, affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Albert E. Sisto
                                          Vincent S. Pino

                        COMPANY SHARE PRICE PERFORMANCE

    The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Insignia specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

    The graph below compares the cumulative total shareholder return on the ADSs of Insignia from the effective date of Insignia's Registration Statement with respect to Insignia's initial public offering (November 13, 1995) to December 31, 2000 with the cumulative total return on the Nasdaq Stock Market (U.S. and U.S./Foreign) and the S&P Computer Software and Services Index (assuming the investment of $100 in Insignia's ADSs on the date of Insignia's initial public offering and in each of the indexes on October 31, 1995, and reinvestment of all dividends).

                     COMPARISON OF CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      INSIGNIA     S&P COMPUTER                  NASDAQ
      SOLUTIONS  SOFTWARE/SERVICES  NASDAQ US  US&FOREIGN
1995    $100.00            $100.00    $100.00     $100.00
1996     $35.63            $155.46    $123.04     $122.43
1997     $18.35            $216.56    $150.70     $149.45
1998     $17.02            $392.40    $212.52     $207.00
1999     $39.36            $725.67    $394.94     $385.90
2000     $40.43            $342.87    $237.64     $233.00

                              CERTAIN TRANSACTIONS

    On March 20, 2000, the Company entered into a binding agreement with a director whereby he would provide the Company a $5.0 million line of credit with a commitment fee of four points based upon the total amount of the line and drawdown/termination fee of two points for the first drawdown or termination. The interest rate on amounts drawn down was at prime plus 2% until June 30, 2000 and thereafter at prime plus 4% per annum simple interest, payable in cash at the repayment date. The Company drew down a total of $3.0 million of the line of credit during 2000. A total of 19,994 ordinary shares in ADS form were issued to the director as payment for drawdown fees under the line of credit arrangement. On November 27, 2000 the Company repaid this sum, along with all accrued interest and the termination fee due.

    On February 13, 2001, the Company entered into a promissory note with Richard M. Noling, President and Chief Executive Officer of the Company whereby Mr. Noling borrowed $150,000 from the

U.S. based subsidiary of the Company. The promissory note is due in three equal installments, on each annual anniversary from the date of the note, beginning on February 13, 2002. Interest accrues on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest is due and payable monthly in arrears on the last calendar day of each month, beginning March 31, 2001.

    Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of the Company's ordinary shares had or will have a direct or indirect material interest other than (i) normal compensation arrangements, which are described in the section entitled "Executive Compensation" above, (ii) the transactions described under "Compensation Committee Interlocks and Insider Participation" in the section entitled "Executive Compensation" above, and (iii) the transactions described under "Employment Agreements" in the section entitled "Executive Compensation" above.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at Insignia's 2002 Annual General Meeting must be received by Insignia at its registered office no later than February 2, 2002 to be included in Insignia's Proxy Statement and form of proxy relating to the meeting. This is without prejudice to shareholders' rights under the Act to propose resolutions that may properly be considered at that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Insignia's directors and officers, and persons who own more than 10% of Insignia's ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Insignia with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Insignia and written representations from the executive officers and directors, Insignia believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

    The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
                            ------------------------

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
                            ------------------------


    THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH UNITED KINGDOM, NOT LATER THAN 12:30 P.M. ON WEDNESDAY, MAY 9, 2001, BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                           REGISTERED NUMBER: 1961960

                   DIRECTORS' REPORT AND FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 2000

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

             DIRECTORS' REPORT FOR THE YEAR ENDED 31 DECEMBER 2000

    The directors of Insignia Solutions PLC ("the Company") present herewith their report and the audited accounts of the Company and of the Group for the year ended 31 December 2000 in accordance with the format prescribed by the UK Companies Act.

PRINCIPAL ACTIVITIES

    The principal activities of the Company and Group are the development, marketing and support of software technologies that speed the adoption of Java-based individualized computing in Internet appliances and embedded devices.

REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS

    In January 1998, the Company announced its intention to launch a new product line called the Jeode platform, based on the Company's Embedded Virtual Machine ("EVM") technology. This followed a strategic review in late 1997 of the Company's business. The Company also explored new markets that would leverage the Company's 12 years of emulation software development experience. The Jeode platform is the Company's implementation of Sun Microsystems, Inc.'s ("Sun") Java technology tailored for Internet appliances and embedded devices. It leverages patent-pending intellectual property to provide these resource-constrained devices with high performance, fully-compatible Java applet and application support. The product became available for sale in March 1999. The Jeode platform is the principal product line of the Company and will be for the foreseeable future. The Jeode product line revenue model is based on original equipment manufacturer's ("OEMs") and channel partners' customer transactions. Revenues from the Jeode product line are generally derived from four main sources: the sale of a development license, the sale of annual maintenance and support, a commercial use royalty based on shipments of products that include Jeode technology, and customer-funded engineering activities.

    The Company's Jeode platform allows developers to create applications for Internet appliances and embedded devices using Java technology. The Java environment was originally designed by Sun and first unveiled in 1995. Currently, International Data Corporation estimates there are over 2.5 million Java software developers, and Sun estimates more than 10,000,000 Java enabled computer platforms and more than 200 Java licensees. The primary use of the Java technology, prior to the beta release of the Jeode platform in November 1998, was for large corporate or enterprise applications.

    There is a growing demand in the Internet appliance and embedded device markets for Java technology because the Java language is simple, robust, object oriented, and multi-threaded--meaning it supports applications that do more than one thing at a time. Among the Java platform's biggest advantages are its "write once, run anywhere" architecture and its ability to deliver virus-free code. In addition, the Java technology platform is interpreted and dynamically extensible and is easy to connect to the Internet. Internet appliances and embedded devices, if programmed in Java technology, could be dynamically downloaded with new functionality over the Internet instead of requiring consumers to purchase an entire new device or taking the device to a repair shop.

    However, most existing implementations of Java technology are designed for medium to large computing environments, and do not scale down to meet the resource constraints of Internet appliances and embedded devices.

    Company management believes that there is a significant opportunity for Java technology that can scale down to work within the constraints of an Internet appliance or embedded device. With the Company's fourteen years of experience developing virtual machine technology to function under severe

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS (CONTINUED) systems resource restrictions, the Company is uniquely suited with its technology to transition from the PC compatibility market to the Java market. The Company has leveraged its virtual machine expertise and algorithms and developed its EVM, which is the Company's brand of a Java virtual machine. This EVM fits within the constraints of an Internet appliance or embedded device. The Company believes its EVM incorporates unique technologies, including adaptive optimizing dynamic compilation and precise, concurrent garbage collection to achieve optimal performance and robustness in limited memory Internet appliances and embedded devices. Consequently, the Company believes it is in a unique position to take advantage of the opportunity and demand that now exists.

    The Company's principal product line in recent years was SoftWindows. This product enabled Microsoft Windows ("Windows") applications to be run on most Apple Computer Inc. ("Apple") Macintosh computers and many UNIX workstations. Revenues from this product line grew until 1995, but declined significantly after that date, along with margins. This was due to a declining demand for Apple Macintosh products and increased competition. The Company also shipped RealPC, a low cost software product that allowed consumers to play games and other applications designed for Intel-based PCs on their Power Macintosh computers. In early 1999 Company management took steps to discontinue these product lines, and on 18 October 1999, the Company signed an exclusive licensing arrangement with FWB Software, LLC ("FWB"). This arrangement allowed the Company to focus exclusively on its Jeode platform business strategy.

    This change in product focus has resulted in a redirection of available resources from the Company's historical revenue base towards development and marketing efforts for the Jeode platform.

    Total turnover of the Group in 2000 was $10,766,000 (1999: $6,837,000), of
which Jeode revenues accounted for 98%. An operating loss was recorded of $7,470,000 (1999: $11,747,000).

    The Company continues to face significant risks associated with the successful execution of its new product strategy. These risks include, but are not limited to, continued technology and product development, introduction and market acceptance of new products, changes in the marketplace, liquidity, competition from existing and new competitors and retention of key personnel.

    The principal source of cash funding came from a private placement funding, a line of credit from a director, receivable collections and the partial release from escrow of NTRIGUE product line sales proceeds. As a result at 31 December 2000, the Group had cash and cash equivalent balances and short term investments of $17,351,000 (1999: $11,107,000) of which $5,050,000 (1999: $6,060,000) was held in escrow.

SHARE CAPITAL AND WARRANTS

    During 2000 the Company issued 191,078 Ordinary shares on the exercise of share options, 43,183 Ordinary shares through its employee share purchase plan, 19,994 Ordinary shares to a director of the Company as payment for drawdown fees under a Line of Credit arrangement, 251,333 Ordinary shares upon conversion of a convertible promissory note and 3,600,000 Ordinary shares through a private placement during the year. In addition as part of the private placement, the Company issued warrants to purchase 2,026,480 Ordinary shares. On 13 February 2001, a further 940,000 Ordinary shares were issued through a private placement together with warrants to purchase 495,000 Ordinary shares.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIVIDENDS AND TRANSFERS TO RESERVES

    The directors are unable to recommend payment of a dividend in respect of the year ended 31 December 2000 (1999: Nil). The Group's loss for the year of $6,814,000 (1999: $9,959,000) will be transferred to reserves.

DIRECTORS

    The directors of the Company during the year and to the date of this report were:

Viscount Bearsted (Chairman)
J C Fogelin (USA) (appointed 16 January 2001)
D G Frodsham
R M Noling (USA)
V S Pino (USA)
A E Sisto (USA)

    The interests of the directors at the year-end in the shares of the Company were as follows:

                                                                      OPTIONS TO        WARRANTS TO
                                                                   ACQUIRE ORDINARY   ACQUIRE ORDINARY
                                                 ORDINARY SHARES    SHARES OF 20P      SHARES OF 20P
                                                   OF 20P EACH           EACH               EACH
                                                 ---------------   ----------------   ----------------
VISCOUNT BEARSTED
At 31 December 1999............................      636,946           193,750                 --
At 31 December 2000............................      636,946           198,750                 --

J C FOGELIN
At date of appointment.........................           --                --                 --

D G FRODSHAM
At 31 December 1999............................           --            16,250                 --
At 31 December 2000............................       10,000            21,250                 --

R M NOLING
At 31 December 1999............................       33,702           510,000                 --
At 31 December 2000............................       35,709           499,300                 --

V S PINO
At 31 December 1999............................       82,084            18,750             17,725
At 31 December 2000............................      332,702            18,126            132,157

A E SISTO
At 31 December 1999............................           --            38,750                 --
At 31 December 2000............................           --            43,750                 --

    Further details of the share options are given in Note 17 to the financial statements.

    Of the options granted to Viscount Bearsted, 125,000 are exercisable until 3 November 2002 at 90p each, 5,000 are exercisable until 16 April 2007 at $1.75 each, 50,000 are exercisable until 28 May 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each, 1,250 are exercisable until 18 October 2009 at $5.00 each and 5,000 are exercisable until 19 January 2010 at $5.25 each.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIRECTORS (CONTINUED)
    Of the options granted to D G Frodsham, 15,000 are exercisable until 16 August 2009 at $4.688 each, 1,250 are exercisable until 18 October 2009 at $5.00 each and 5,000 are exercisable until 19 January 2010 at $5.25 each. As part of the private placement on 12 February 2001 (see Note 17), D G Frodsham purchased 20,000 Ordinary shares at $5.00 together with warrants to purchase 10,000 Ordinary shares at $6.00 (or 90% of market value if less) exercisable until 12 February 2004.

    Of the options granted to R M Noling, 85,000 are exercisable until 28 March 2006 at $5.75 each, 15,000 are exercisable until 2 March 2007 at $2.438 each, 159,300 are exercisable until 24 March 2007 at $1.969 each, 200,000 are exercisable until 28 Mayx 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 10,000 are exercisable until 19 October 2008 at $0.688 each and 20,000 are exercisable until 19 January 2010 at $5.188 each. During the year R M Noling exercised 30,700 options at $1.969 each. Of the options exercised, 8,000 were exercised on 24 April 2000 and sold on the same day at $8.42, 3,000 were exercised on 25 April 2000 and sold on the same day at $8.00, 9,000 were exercised on 26 April 2000 and sold on the same day at $8.25, 10,000 were exercised on 21 August 2000 and sold on the same day at $7.75 and 700 were exercised on 11 September 2000 and sold on the same day at $7.00. The aggregate gain on the exercise of these options was $187,000.

    Of the options granted to V S Pino 9,376 are exercisable until 19 October 2008 at $0.688 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each, 1,250 are exercisable until 18 October 2009 at $5.00 each and 5,000 are exercisable until 19 January 2010 at $5.25 each. During the year V S Pino exercised 5,624 options at $0.688 each. As part of a private placement on 24 November 2000 (see
Note 17), V S Pino and members of his immediate family purchased 225,000 Ordinary shares at $5.00 together with warrants to purchase 112,500 Ordinary shares at $6.00 (or 90% of market value if less) exercisable until 24 November 2003.

    Of the options granted to A E Sisto, 15,000 are exercisable until 16 April 2007 at $1.75 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 10,000 are exercisable until 4 January 2009 at $2.00 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each, 1,250 are exercisable until 18 October 2009 at $5.00 each and 5,000 are exercisable until 19 January 2010 at $5.25 each.

    The vesting arrangements of the above options are set out in Note 17 to the accounts.

POLICY ON PAYMENT OF CREDITORS

    It is the Group's policy to agree payment terms with its suppliers, along with other terms and conditions, when it enters into binding purchase contracts and to abide by the agreed payment terms provided the supplier has provided the goods or services in accordance with the terms and conditions of the contract. The Company had 25 days purchases outstanding at 31 December 2000 based on the average daily amount invoiced by suppliers during the year ended 31 December 2000.

YEAR 2000 AND EURO

    The Jeode product is Year 2000 compliant but the Company does not guarantee that the target platforms on which Jeode may be used are compliant since these are third party products.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

YEAR 2000 AND EURO (CONTINUED)
    The Company did not experience any problems with its computer systems as a consequence of the date change on 1 January 2000. The cost of any remedial work necessary was expensed as incurred.

    The Company does not currently offer its customers the choice of payment in Euros, but has reviewed its procedures and is confident that it will be able to conduct business in the Euro should that become necessary.

FINANCIAL RISKS AND TREASURY POLICY

    The Group finances its operations by a combination of internally generated cash flows, existing cash deposits and borrowings. The Group's borrowings consist of floating rate and fixed rate liabilities (see Note 14). In addition during the year, funds were obtained from a private placement funding (see
Note 17), from a Line of Credit (see Note 14) and from the partial release of NTRIGUE product line sales proceeds from escrow (see Note 7).

    The Group's Finance Department manages the Group's cash borrowings, interest rate and foreign exchange exposures and its main banking relationships. This is operated as a cost and risk reduction programme. Transactions of a speculative nature are not permitted.

    The Group limits the effects of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency option contracts arranged with the Company's bankers.

POST BALANCE SHEET EVENTS

    Post balance sheet events are dealt with in Note 21 to the financial statements.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

    Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the Group and the Company and of the profit or loss of the Group for that period. In preparing those accounts, the directors are required to:

    - select suitable accounting policies and then apply them consistently;

    - make judgements and estimates that are reasonable and prudent;

    - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;

    - prepare the accounts on the going concern basis unless it is inappropriate to presume that the Group and Company will continue in business.

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

AUDITORS

    A resolution to reappoint PricewaterhouseCoopers will be proposed at the annual general meeting.

By Order of the Board

R M Noling
DIRECTOR                                                            7 March 2001

[LOGO]
--------------------------------------------------------------------------------

                                                                        PRICEWATERHOUSECOOPERS
                                                                        Harman House
                                                                        1 George Street
                                                                        Uxbridge UB8 1QQ
AUDITORS' REPORT TO THE MEMBERS OF                                      Telephone +44 (0) 1895 273333
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES                     -       Facsimile +44 (0) 1895 274777

We have audited the financial statements on pages F-9 to F-34 which have been prepared under the historical cost convention and the accounting policies set out on pages F-14 to F-16.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the Annual Report. As described on page F-6, this includes responsibility for preparing the financial statements in accordance with applicable United Kingdom accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board and our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the United Kingdom Companies Act. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions is not disclosed.

We read the other information contained in the Annual Report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the affairs of the Company and the Group as at 31 December 2000 and of the loss and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

PRICEWATERHOUSECOOPERS

Chartered Accountants
and Registered Auditors                                             7 March 2001

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 2000

                                                                           2000       1999
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
TURNOVER....................................................     2        10,766      6,837
Cost of sales...............................................              (2,826)    (3,203)
                                                                         -------    -------
GROSS PROFIT................................................               7,940      3,634
Distribution costs..........................................              (4,475)    (5,159)
Administrative expenses.....................................             (10,935)   (10,222)
                                                                         -------    -------
OPERATING LOSS..............................................    2,3       (7,470)   (11,747)
Interest receivable and similar income......................     6           443        498
Interest payable and similar charges........................     6          (572)       (26)
                                                                         -------    -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................              (7,599)   (11,275)
Tax on loss on ordinary activities..........................     8           785      1,316
                                                                         -------    -------
LOSS FOR THE FINANCIAL YEAR.................................     18       (6,814)    (9,959)
                                                                         =======    =======
Basic loss per share........................................     23      $ (0.47)   $ (0.77)
                                                                         =======    =======
Diluted loss per share......................................     23        (0.47)     (0.77)
                                                                         =======    =======

    The turnover and operating loss all derive from continuing activities.

    The only recognised gain or loss is the loss for the year.

    The notes on pages F-14 to F-34 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEET AT 31 DECEMBER 2000

                                                                           2000       1999
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
FIXED ASSETS
Tangible assets.............................................     9           512        625
Investments.................................................     10           --        325
                                                                         -------    -------
                                                                             512        950
CURRENT ASSETS
Stocks......................................................     11            5          4
Debtors of which $407,000 (1999: $434,000) falls due in more
  than one year.............................................     12        4,468      1,313
Cash and cash equivalents held in escrow....................     13        5,050      6,060
Cash at bank and in hand....................................     24       12,301      5,047
                                                                         -------    -------
                                                                          21,824     12,424
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............     14       (5,147)    (7,335)
                                                                         -------    -------
NET CURRENT ASSETS..........................................              16,677      5,089
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................              17,189      6,039
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....     15           --         --
                                                                         -------    -------
NET ASSETS..................................................     2        17,189      6,039
                                                                         =======    =======
CAPITAL AND RESERVES
Called up share capital.....................................   17,18       5,876      4,644
Share premium account.......................................     18       52,868     36,136
Profit and loss account.....................................     18      (41,607)   (34,793)
Capital reserve.............................................     18           52         52
                                                                         -------    -------
EQUITY SHAREHOLDERS' FUNDS..................................     18       17,189      6,039
                                                                         =======    =======

Approved By The Board on 7 March 2001 and signed on its behalf by:

R M Noling

DIRECTOR

The notes on pages F-14 to F-34 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                   COMPANY BALANCE SHEET--AT 31 DECEMBER 2000

                                                                           2000       1999
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
FIXED ASSETS
Tangible assets.............................................     9           377        405
Investments.................................................     10           --        325
                                                                         -------    -------
                                                                             377        730
CURRENT ASSETS
Debtors of which $407,000 (1999: $434,000) falls due in more
  than one year.............................................     12        3,596      1,093
Cash and cash equivalents held in escrow....................     13        5,050      6,060
Cash at bank and in hand....................................               9,671      1,512
                                                                         -------    -------
                                                                          18,317      8,665
CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR..............     14       (1,877)    (2,352)
                                                                         -------    -------
NET CURRENT ASSETS..........................................              16,440      6,313
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................              16,817      7,043
CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....     15           --         --
PROVISIONS FOR LIABILITIES AND CHARGES......................     16           --     (1,004)
                                                                         -------    -------
NET ASSETS..................................................              16,817      6,039
                                                                         =======    =======
CAPITAL AND RESERVES
Called up share capital.....................................   17,18       5,876      4,644
Share premium account.......................................     18       53,009     36,277
Profit and loss account.....................................     18      (42,068)   (34,882)
                                                                         -------    -------
EQUITY SHAREHOLDERS' FUNDS..................................     18       16,817      6,039
                                                                         =======    =======

Approved by the Board on 7 March 2001 and signed on its behalf by:

R M Noling

DIRECTOR

The notes on pages F-14 to F-34 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
      CONSOLIDATED CASH FLOW STATEMENT FOR THE YEAR ENDED 31 DECEMBER 2000

                                                                     2000       2000       1999       1999
                                                          NOTE      $'000      $'000      $'000      $'000
                                                        --------   --------   --------   --------   --------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES............     A                  (11,756)              (11,665)

RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Interest received.....................................                 443                  498
Interest paid on loan.................................                (488)                 (26)
                                                                    ------                -----
                                                                                  (45)                  472
TAXATION..............................................                          1,147                   510

CAPITAL EXPENDITURE
Purchase of tangible fixed assets.....................                (310)                (213)
Proceeds from sale of investments.....................                 325                   --
Proceeds from sale of tangible fixed assets...........                   3                  140
                                                                    ------                -----
                                                                                   18                   (73)
ACQUISITION AND DISPOSAL
Release of product line proceeds held in escrow.......                          1,010                 3,040

FINANCING
Proceeds from issue of share capital..................     C        16,880                4,580
Capital element of finance lease rental payments......     C            --                  (51)
Proceeds from issue of promissory note................     C            --                1,000
                                                                    ------                -----
                                                                               16,880                 5,529
                                                                              -------               -------
INCREASE/(DECREASE) IN CASH...........................     B                    7,254                (2,187)
                                                                              =======               =======

    The notes on pages F-14 to F-34 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 31 DECEMBER 2000

A  RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING
ACTIVITIES

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Operating loss..............................................   (7,470)   (11,747)
Depreciation of tangible fixed assets.......................      420        580
Other non-cash charges......................................       --        (58)
(Increase)/decrease in stocks...............................       (1)        78
(Increase)/decrease in debtors..............................   (3,155)     2,941
Decrease in creditors.......................................   (1,550)    (3,459)
                                                              -------    -------
Net cash outflow from operating activities..................  (11,756)   (11,665)
                                                              =======    =======

B  RECONCILIATION TO NET CASH

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Increase/(decrease) in cash in the period...................    7,254     (2,187)
Decrease in debt and lease financing........................       --         51
                                                               ------     ------
Change in net cash from cash flows..........................    7,254     (2,136)
                                                               ------     ------
Movements in net cash in period.............................    7,254     (2,136)
Net cash at 1 January.......................................    5,047      7,183
                                                               ------     ------
Net cash at 31 December.....................................   12,301      5,047
                                                               ======     ======

C  ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                                                            SHARE CAPITAL
                                                                             (INCLUDING           FINANCE LEASE
                                                    CONVERTIBLE DEBT          PREMIUM)             OBLIGATIONS
                                                   -------------------   -------------------   --------------------
                                                     2000       1999       2000       1999       2000        1999
                                                    $'000      $'000      $'000      $'000       $'000      $'000
                                                   --------   --------   --------   --------   ---------   --------
1 January........................................    1,000        --      40,780     36,200          --       51
Non cash movement................................   (1,000)       --       1,084         --          --       --
Cash inflow/(outflow) from financing.............       --     1,000      16,880      4,580          --      (51)
                                                    ------     -----      ------     ------    ---------     ---
31 December......................................       --     1,000      58,744     40,780          --       --
                                                    ======     =====      ======     ======    =========     ===

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 31 DECEMBER 2000

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

    The accounts have been prepared on a going-concern basis in US dollars and in accordance with applicable accounting standards in the United Kingdom. A summary of the principal Group accounting policies, which have been applied consistently, is set out below.

    (1)  BASIS OF ACCOUNTING

    The accounts have been prepared under the historical cost convention.

    (2)  BASIS OF CONSOLIDATION

    The consolidated accounts include the Company and all its subsidiaries. Intragroup sales and profits are eliminated on consolidation and all sales and profit figures relate to external transactions only.

    (3)  TURNOVER

    Turnover, which excludes value added tax and sales tax, represents sales of packaged software, software development fees, licence royalties and amounts chargeable to customers for services provided.

    (4)  REVENUE RECOGNITION

    The Company's revenues are derived from the sale of development licenses, packaged products licensing fees, royalties received from OEMs, customer funded engineering activities, training and annual maintenance contracts.

    Development licenses may be deferred or reduced if there are outstanding deliverables to the customer or if the contract is outside the standard contractual terms. Product licensing fees are recognised upon shipment if no significant vendor obligations remain and if collection of the resulting receivable is deemed probable.

    Minimum guaranteed royalty revenues not subject to significant future obligations are generally recognised upon shipment of the software. Royalty revenues that are subject to significant future obligations are recognised when earned. Royalty revenues that exceed the minimum guarantees are recognised when reported.

    Revenues from OEMs for customer-funded engineering are recognised on a percentage of completion basis, which is computed using the input measure of labor cost. Revenues from training are recognised when the training is performed. Revenues from annual maintenance contracts are recognised ratably over the term of the contract.

    The Company had limited control over the extent to which packaged products sold to distributors and resellers were sold through to end users. Accordingly, a portion of the Company's sales have from time to time resulted in increased inventory at its distributors and resellers. The Company provided sales returns allowances for distributor and reseller inventories and certain rights of return and price protection on unsold merchandise held by those distributors and resellers. These allowances were based on the Company's estimates of expected sell-through by distributors and resellers of its products.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                FOR THE YEAR ENDED 31 DECEMBER 2000 (CONTINUED)

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (CONTINUED)
    Payments from the sale of development licenses, royalties, customer funded engineering activities, training and maintenance contracts received in advance of revenue recognition are recorded as deferred revenue.

    (5)  RESEARCH AND DEVELOPMENT EXPENDITURE

    The Company capitalises internal software development costs incurred after technological feasibility has been demonstrated and commercial viability expected. The Company defines establishment of technological feasibility as the completion of a working model. Such capitalised amounts are amortised commencing with the introduction of that product at the greater of the straight-line basis utilising estimated economic life, generally six months to one year, or the ratio of actual revenues achieved to the total anticipated revenues over the life of the product.

    (6)  FOREIGN CURRENCIES

    The directors have determined that the Group's and Company's functional currency is the US dollar.

    Accordingly non-monetary assets and liabilities whose original values are in currencies other than dollars are stated at their historic dollar value. Monetary assets and liabilities expressed in other currencies are translated into dollars at the rate of exchange ruling at the year-end. Transactions in other currencies are translated into dollars at the average rate for the month in which the transaction occurred or at the forward contract or option rate where such a hedging transaction has been undertaken. All foreign exchange differences are taken to the profit and loss account in the year in which they arise.

    (7)  TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at their purchase price, together with any incidental expenses of acquisition.

    Provision for depreciation is made so as to write off the cost of tangible fixed assets on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements........  shorter of estimated useful life or remaining lease term
Computers and other             33%
  equipment...................
Fixtures and fittings.........  25-33%

    (8)  STOCKS

    Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis and includes transport and handling costs. Provision is made where necessary for stocks which are slow moving, obsolete or defective.

    (9)  DEFERRED TAXATION

    Deferred taxation is provided on the liability method in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that it is probable in the

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                FOR THE YEAR ENDED 31 DECEMBER 2000 (CONTINUED)

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (CONTINUED) opinion of the directors that a liability will become payable in the foreseeable future. Deferred tax assets are only recognised to the extent that they are expected to be recoverable.

    (10)  OPERATING LEASES

    Rentals payable under operating leases are charged on a straight-line basis over the lease term in arriving at operating profit.

    (11)  FINANCE LEASE AND HIRE PURCHASE AGREEMENTS

    Where fixed assets are financed by leasing agreements or hire purchase contracts which transfer to the Group substantially all the benefits and risks of ownership, the assets are treated as if they had been purchased outright and are included in tangible fixed assets. The capital element of these commitments is shown as obligations under finance lease and hire purchase contracts.

    Finance lease payments are treated as consisting of capital and interest elements; the capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease term or the useful economic life of equivalent owned assets.

    (12)  PENSION COSTS

    Pension costs in respect of the Group's defined contribution scheme and 401(k) plans are accounted for in the period to which they relate.

    (13)  DERIVATIVE FINANCIAL INSTRUMENTS

    The only derivative financial instruments used by the Group are foreign exchange options, which are used to manage foreign exchange fluctuations. Costs of these options are amortised across the life of the option.

2 SEGMENTAL ANALYSIS

                                            TURNOVER BY           TURNOVER BY                                 NET ASSETS/
                                            DESTINATION             ORIGIN           OPERATING LOSSES        (LIABILITIES)
                                        -------------------   -------------------   -------------------   -------------------
                                          2000       1999       2000       1999       2000       1999       2000       1999
                                         $'000      $'000      $'000      $'000      $'000      $'000      $'000      $'000
                                        --------   --------   --------   --------   --------   --------   --------   --------
USA...................................    8,851     5,801      10,577     6,203       1,877     (2,508)   (19,401)   (21,451)
Rest of the World.....................    1,915     1,036         189       634      (9,347)    (9,239)    36,590     27,490
                                         ------     -----      ------     -----      ------    -------    -------    -------
                                         10,766     6,837      10,766     6,837      (7,470)   (11,747)    17,189      6,039
                                         ======     =====      ======     =====      ======    =======    =======    =======

    The directors consider that all of the Group's activities fall within one class of business.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                FOR THE YEAR ENDED 31 DECEMBER 2000 (CONTINUED)

3 OPERATING LOSS

    The operating loss is stated after charging:

                                                                           2000       1999
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
Research and development costs..............................              5,501      5,009
Depreciation of owned assets................................                420        574
Depreciation of assets held under finance lease and hire
  purchase contracts........................................                 --          6
Hire of equipment under operating leases....................                 70        158
Rental of land and buildings................................                639        605
Directors' emoluments.......................................      4         440        415
Auditors' remuneration--audit services......................                227        257
                    --non-audit services....................                101         78
                                                                          =====      =====

    Fees paid by the Company and its UK subsidiaries to the auditors in the United Kingdom were $167,000 (1999: $135,000), including audit fees paid to the parent Company auditors of $66,000 (1999: $57,000).

4 DIRECTORS' EMOLUMENTS

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Aggregate emoluments........................................    439        414
Company contributions paid to money purchase pension
  schemes...................................................      1          1
                                                                ---        ---
                                                                440        415
                                                                ===        ===

    Directors' emoluments of the highest paid director:

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Aggregate emoluments........................................    345        324
Company contributions paid to money purchase pension
  schemes...................................................      1          1
                                                                ---        ---
                                                                346        325
                                                                ===        ===

    In addition the directors have exercised and been granted share options, the details of which are set out in the directors' report.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

5 EMPLOYEE INFORMATION

(1) The average number of persons employed by the Group during the year, including executive directors, was:

                                                                2000       1999
                                                               NUMBER     NUMBER
                                                              --------   --------
Sales and marketing.........................................     18         16
Research and development....................................     63         54
General and administrative..................................     21         22
                                                                ---         --
                                                                102         92
                                                                ===         ==

(2) Group employment costs of all employees including executive directors:

                                                                           2000       1999
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
Wages and salaries..........................................              7,726      6,832
Social security costs.......................................                843        642
Other pension costs.........................................     19         215        202
                                                                          -----      -----
                                                                          8,784      7,676
                                                                          =====      =====

6 INTEREST

    INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
On escrow account...........................................    290        319
On tax refunds..............................................     59         30
On lease deposits...........................................     30         35
Bank and other..............................................     64         14
                                                                ---        ---
                                                                443        498
                                                                ===        ===

    INTEREST PAYABLE AND SIMILAR CHARGES

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
On finance leases and hire purchase contracts...............     --          2
On loan from V S Pino (Note 14).............................    488         --
On promissory note..........................................     84         13
On tax assessment...........................................     --         11
                                                                ---         --
                                                                572         26
                                                                ===         ==

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

7 DISPOSAL OF PART OF THE GROUP'S OPERATIONS

    On 5 February 1998 the Company completed the disposal of its NTRIGUE technology to Citrix Systems, Inc ("Citrix") for $17.687 million.

    Under the terms of the disposal agreement $8.937 million was paid to the Company in cash on 5 February 1998, with the remainder being held in an escrow account for the sole purpose of satisfying any obligations to Citrix arising from or in connection with an event against which the Company would be required to indemnify Citrix. Of this amount, Citrix released $2.5 million to the Company in February 1999, $0.9m in August 1999, $1m in February 2000 and $0.3m in September 2000.

    On 29 January 1999, the Company received an indemnity claim from Citrix for an amount estimated by Citrix to not exceed $6.25 million. The claim was made in relation to the Asset Purchase Agreement between the Company and Citrix under which Citrix purchased the Company's NTRIGUE product line in February 1998.

    Citrix's indemnity claim is based on assertions made by GraphOn Corporation ("GraphOn") in January of 1998 and a declaratory relief action that Citrix filed against GraphOn in November 1998 in the United States District Court, Southern District of Florida. Citrix's action against GraphOn seeks a declaratory judgment that Citrix does not infringe any GraphOn proprietary rights and that Citrix has not misappropriated any trade secrets or breached an agreement to which GraphOn is a party. Citrix filed the action in response to and to resolve assertions first made by GraphOn, and disclosed to Citrix in January 1998, that the Company may have used GraphOn's confidential information to develop certain of the Company's products, possibly including products the Company sold to Citrix in February 1998. The Court dismissed the complaint, but Citrix has subsequently filed an appeal. The Company believes that any misappropriation or similar assertions by GraphOn are without merit or basis. Accordingly, the Company contests Citrix's indemnity claim.

    On 4 October 1999, the Company filed a suit against Citrix and GraphOn in the Superior Court of the State of California, County of Santa Clara, relating to the misappropriation assertions of GraphOn and Citrix's refusal to release funds still remaining in escrow and breach of a Cooperation Agreement between the parties. GraphOn answered the complaint, and claimed it had not made any claims of misappropriation against Insignia or Citrix. The case is pending.

    On 15 March 2000, GraphOn announced it had filed a suit against Citrix and the Company in the Superior Court of the State of California, County of Santa Clara, alleging trade secret misappropriation and breach of contract arising out of the same facts and circumstances set forth in the Company's action against GraphOn. The Company believes GraphOn's claims are without merit and the directors do not consider it necessary to provide for any irrecoverability of amounts held in escrow. The case is pending.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

8 TAXATION

(1) CURRENT TAXATION

    Tax on loss on ordinary activities comprises:

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
UK corporation tax -- overprovision in respect of prior
  years.....................................................     938      1,380
Overseas taxation...........................................    (153)       (64)
                                                                ----      -----
                                                                 785      1,316
                                                                ====      =====

    At 31 December 2000 the accumulated tax losses carried forward and available for offset against future profits amounted to approximately $26,000,000 (1999:
$26,000,000) in the United States and $10,000,000 (1999: $3,000,000) in the
United Kingdom. No provision has been made for any taxation that would become payable if reserves retained in overseas subsidiaries were distributed as no such distributions are planned.

    (2) DEFERRED TAXATION

    The full potential deferred tax asset comprises the following components:

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Net operating loss carryforwards............................   13,959      9,456
Tax credit carryforwards....................................    1,120      1,120
Sales return reserve........................................       --         13
Accrued expenses, provisions and other temporary
  differences...............................................      258        261
                                                               ------     ------
                                                               15,337     10,850
                                                               ======     ======
Amount recognised in these financial statements.............       --         --
                                                               ======     ======

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

9  TANGIBLE FIXED ASSETS

GROUP

                                                                    COMPUTERS   FIXTURES
                                                      LEASEHOLD     AND OTHER      AND
                                                     IMPROVEMENTS   EQUIPMENT   FITTINGS     TOTAL
                                                        $'000         $'000       $'000      $'000
                                                     ------------   ---------   ---------   --------
COST
1 January 2000.....................................       460         2,267        121       2,848
Additions..........................................        38           261         11         310
Disposals..........................................        --          (391)        --        (391)
                                                          ---         -----        ---       -----
31 December 2000...................................       498         2,137        132       2,767
                                                          ===         =====        ===       =====
ACCUMULATED DEPRECIATION
1 January 2000.....................................       219         1,948         56       2,223
Charge for the year................................       140           256         24         420
Disposals..........................................        --          (388)        --        (388)
                                                          ---         -----        ---       -----
31 December 2000...................................       359         1,816         80       2,255
                                                          ===         =====        ===       =====
NET BOOK AMOUNT
31 DECEMBER 2000...................................       139           321         52         512
                                                          ===         =====        ===       =====
31 DECEMBER 1999...................................       241           319         65         625
                                                          ===         =====        ===       =====

    No fixed assets were held under finance leases and hire purchase contracts.

    Disposals include retirements of fully depreciated assets.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

9  TANGIBLE FIXED ASSETS (CONTINUED)
COMPANY

                                                                    COMPUTERS   FIXTURES
                                                      LEASEHOLD     AND OTHER      AND
                                                     IMPROVEMENTS   EQUIPMENT   FITTINGS     TOTAL
                                                        $'000         $'000       $'000      $'000
                                                     ------------   ---------   ---------   --------
COST
1 January 2000.....................................       231           809        101       1,141
Additions..........................................        38           166          5         209
Disposals..........................................        --          (127)        --        (127)
                                                          ---         -----        ---       -----
31 December 2000...................................       269           848        106       1,223
                                                          ===         =====        ===       =====
ACCUMULATED DEPRECIATION
1 January 2000.....................................        71           624         41         736
Charge for the year................................        64           151         22         237
Disposals..........................................        --          (127)        --        (127)
                                                          ---         -----        ---       -----
31 December 2000...................................       135           648         63         846
                                                          ===         =====        ===       =====
NET BOOK AMOUNT
31 DECEMBER 2000...................................       134           200         43         377
                                                          ===         =====        ===       =====
31 DECEMBER 1999...................................       160           185         60         405
                                                          ===         =====        ===       =====

    No fixed assets were held under finance leases and hire purchase contracts.

    Disposals include retirements of fully depreciated assets.

10  FIXED ASSET INVESTMENTS

                                                              GROUP AND COMPANY
                                                              -----------------
                                                                    TOTAL
                                                                    $'000
                                                              -----------------
Net book amount at 1 January 2000...........................          325
Disposed during year........................................         (325)
                                                                     ----
Net book amount at 31 December 2000.........................           --
                                                                     ====

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

10  FIXED ASSET INVESTMENTS (CONTINUED)

    The Company's subsidiary undertakings are:

                                                                                  PROPORTION OF NOMINAL
                                                             DESCRIPTION OF     VALUE OF ISSUED SHARES AND
NAME OF COMPANY AND COUNTRY OF INCORPORATION AND OPERATION     SHARES HELD          VOTING RIGHTS HELD
----------------------------------------------------------  -----------------   --------------------------
Insignia Solutions International Limited...............     L1 ordinary                    100%
  (England & Wales)

Jeode Limited..........................................     L1 ordinary                    100%
  formerly Insignia Solutions Overseas Limited
  (England & Wales)

Insignia Solutions Inc (USA)...........................     Common stock, no
                                                            par value                      100%

Insignia Solutions Foreign Sales Inc (Barbados)........     Common stock, $10
                                                            par value                      100%

Emulation Technologies Inc (USA).......................     Common stock, no
                                                            par value                      100%

Insignia Solutions France SARL (France)................     FF100 shares                   100%

   The principal activities of Insignia Solutions Inc, Insignia Solutions International Limited and Insignia Solutions France SARL are the marketing, licensing and support of computer software products.

    The principal activity of Jeode Limited is that of a holding company.

    Emulation Technologies Inc has been dormant since 1990.

    Insignia Solutions Foreign Sales Inc has been dormant from incorporation.

OTHER INVESTMENTS

    During the year the Company sold its investment in Bristol Technology Inc, a company incorporated in the USA, for $325,000.

11  STOCKS

GROUP

                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Finished software products, manuals and related supplies....     5          4
                                                                 ==         ==

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

12 DEBTORS

                                                                     2000                  1999
                                                              -------------------   -------------------
                                                              COMPANY     GROUP     COMPANY     GROUP
                                                               $'000      $'000      $'000      $'000
                                                              --------   --------   --------   --------
Amounts falling due within one year:
Trade debtors...............................................      --      3,385         --        116
Amounts owed by subsidiary undertakings.....................   2,642         --         --         --
Prepayments.................................................     547        676        577        681
Other debtors...............................................      --         --         82         82
                                                               -----      -----      -----      -----
                                                               3,189      4,061        659        879
                                                               -----      -----      -----      -----
Amounts falling due after more than one year:
Lease deposit...............................................     407        407        434        434
                                                               -----      -----      -----      -----
                                                                 407        407        434        434
                                                               -----      -----      -----      -----
Total debtors...............................................   3,596      4,468      1,093      1,313
                                                               =====      =====      =====      =====

13 CASH AND CASH EQUIVALENTS HELD IN ESCROW

                                                                   GROUP AND
                                                                    COMPANY
                                                              -------------------
                                                                2000       1999
                                                               $'000      $'000
                                                              --------   --------
Proceeds from sale of technology held in escrow and accrued
  interest..................................................   5,050      6,060
                                                               =====      =====

    The above represents funds received as a result of the disposal of the Company's NTRIGUE technology (see Note 7) together with interest earned on such funds.

    The release of these funds is subject to resolution of the legal actions set out in Note 7 to these accounts.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

14 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                     2000                  1999
                                                              -------------------   -------------------
                                                              COMPANY     GROUP     COMPANY     GROUP
                                                               $'000      $'000      $'000      $'000
                                                              --------   --------   --------   --------
Trade creditors.............................................     167      1,084        241        707
Other creditors.............................................      12         12         81        114
Social security.............................................     279        279        160        160
Accruals....................................................     903      2,324        602      3,771
Taxation....................................................     261        550         --        188
Sales return provision......................................      --         --         --         33
Deferred revenue............................................      --        898         --      1,349
Amounts owing to subsidiary undertakings....................     255         --        255         --
Convertible promissory note and accrued interest............      --         --      1,013      1,013
                                                               -----      -----      -----      -----
                                                               1,877      5,147      2,352      7,335
                                                               =====      =====      =====      =====

    On 20 October 1999, the Company signed a convertible promissory note in favour of Quantum Corporation ("Quantum") for $1.0 million. Quantum Corporation subsequently assigned this note to Quantum Peripherals Europe. The note was convertible at Quantum's option to the Company's shares any time during the lifetime of the note. The initial conversion price was $4.28 per share with adjustment clauses for stock splits, reverse stock splits and certain offerings. As a result of the private placement in December 1999 (see Note 17) this conversion price was adjusted to $4.23 per share on 9 December 1999. All unpaid principal and unpaid interest, accrued at 8% per annum, compounded quarterly, was converted to Ordinary Shares on 31 December 2000.

    On 20 March 2000, the Company entered into a binding agreement with a director of the Company, V S Pino, whereby he would provide the Company a $5.0 million line of credit. The interest rate on amounts drawn down was at prime plus 2% until 30 June 2000 and thereafter at prime plus 4% per annum simple interest, payable in cash at the repayment date. The Company drew down a total of $3.0 million of the line of credit during 2000. On 27 November 2000 the Company repaid this sum, along with all accrued interest and the termination fee due.

15 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

    There are no amounts falling due after more than one year.

16 PROVISION FOR LIABILITIES AND CHARGES

                                                                  2000
                                                      COMPANY PROVISION FOR LOSSES:
                                                        INCURRED BY SUBSIDIARIES
                                                                  $'000
                                                      -----------------------------
At 1 January 2000...................................              1,004
Amount released in year.............................             (1,004)
                                                                 ------
At 31 December 2000.................................                 --
                                                                 ======

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

17 CALLED UP SHARE CAPITAL

                                                                        2000                    1999
GROUP AND COMPANY                                          NUMBER      L'000       NUMBER      L'000
-----------------                                        ----------   --------   ----------   --------
AUTHORISED
Equity interests (Ordinary shares of 20p)..............  30,000,000    6,000     30,000,000    6,000
Non-equity interests (Preferred shares of 20p each)....   3,000,000      600      3,000,000      600
                                                         ----------    -----     ----------    -----
                                                                       6,600                   6,600
                                                                       =====                   =====

                                                           NUMBER     $'000        NUMBER     $'000
                                                         ----------    -----     ----------    -----
ALLOTTED AND FULLY PAID
Equity interests (Ordinary shares of 20p each).........  18,145,190    5,876     14,039,602    4,644
                                                         ==========    =====     ==========    =====

ALLOTMENTS OF SHARES

    During the year 191,078 Ordinary shares of 20p each were issued for cash on the exercise of share options providing total proceeds of $471,000.

    The following table summarises the activity:

   NUMBER OF
 SHARES ALLOTED          EXERCISE PRICE RANGE
 --------------          ---------------------
     21,792               L0.70--L0.90
     44,590              $0.656--$1.000
     66,711              $1.001--$2.000
     26,635              $2.001--$4.000
     31,350              $4.001--$5.250
    -------
    191,078
    =======

    In addition 43,183 Ordinary shares of 20p each were issued for cash through participation in the Company's Employee Share Purchase Plan. Of these 21,407 were issued at $5.0469 each and 21,776 were issued at $5.4985 each providing total proceeds of $228,000.

    During the year, the Company issued a total of 19,994 Ordinary Shares in ADS form at various prices, ranging from $6.281 to $16.50 to a director of the Company, V S Pino (see Note 14) as payment for drawdown fees under a Line of Credit arrangement entered into in March 2000.

    On December 31, 2000 the Company issued a total of 251,333 Ordinary Shares in ADS form to Quantum Peripherals (Europe) SA, at a per share price of $4.23 per share under the terms of a convertible promissory note entered into on 20 October 1999 (see Note 14).

PRIVATE PLACEMENTS AND WARRANTS

    In a private placement that closed on November 24, 2000, certain securityholders purchased from the Company a total of 3,600,000 units at a price of $5.00 per unit. Each unit comprises one ADS and one half of one warrant to purchase one ADS. As described below, the Company may cancel the warrants if the closing sale price of the Company's ADSs exceeds $9.00 for 30 consecutive trading days following the

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

17 CALLED UP SHARE CAPITAL (CONTINUED)
effectiveness of a registration statement filed for the issuance. This registration statement became effective on 24 December 2000. As compensation for services in connection with the private placement, the Company (i) issued five-year warrants to purchase 225,000 of the Company's ADSs at an exercise price of $5.00 per share, and (ii) paid a cash compensation equal to six percent (6%) of the gross proceeds received by the Company in the private placement, to Jefferies & Company, Inc., the placement agent.

    The securityholders that participated in this private placement received warrants to purchase one ADS for every two ADSs they purchased. The exercise price of the warrants was set at an exercise price per ADS equal to the lower of $6.00 and the average quoted closing sale price of the Company's ADSs for the ten trading days ending on the day preceding the day the Company is informed of the securityholder's intent to exercise, less a 10% discount. These warrants expire on 24 November 2003. However, subject to certain conditions, if the quoted closing sale price of the Company's ADSs exceeds $9.00 per share for any thirty consecutive trading days, the Company may cancel the warrants upon sixty days prior written notice.

    These securityholders also have rights under their subscription agreements to be issued additional ADSs by the Company if the registration statement is suspended for more than 60 days in any 12 month period by the Company. If the registration statement is suspended beyond the 60 day limit, the Company must issue to these securityholders 0.07 ADS for each ADS purchased in the private placement. In addition, the Company must issue 0.02 ADS for each ADS purchased in the private placement for each month thereafter until the registration statement is declared effective by the SEC. In these circumstances, the securityholders must only pay the nominal value, or L0.20, per additional ADS, which is the lowest amount these ADSs can be purchased under English law.

    In a private placement that closed on 12 February 2001, certain securityholders purchased from the Company a total of 940,000 units at a price of $5.00 per unit. Each unit comprises one ADS and one half of one warrant to purchase one ADS. As described below, the Company may cancel the warrants if the closing sale price of the Company's ADSs exceeds $9.00 for 30 consecutive trading days following the effectiveness of a registration statement filed for the issuance. As compensation for services in connection with the private placement, the Company (i) issued five-year warrants to purchase 25,000 of the Company's ADSs at an exercise price of $5.00 per share, and (ii) paid a cash compensation equal to six percent (6%) of the first $2 million and 3% on the remainder of the gross proceeds received by the Company in the private placement, to Jefferies & Company, Inc., the placement agent.

    The securityholders that participated in this private placement received warrants to purchase one ADS for every two ADSs they purchased. The exercise price of the warrants was set at an exercise price per ADS equal to the lower of $6.00 and the average quoted closing sale price of the Company's ADSs for the ten trading days ending on the day preceding the day the Company is informed of the securityholder's intent to exercise, less a 10% discount. These warrants expire on 12 February 2004. However, subject to certain conditions, if the quoted closing sale price of the Company's ADSs exceeds $9.00 per share for any thirty consecutive trading days, the Company may cancel the warrants upon sixty days prior written notice.

    These securityholders also have rights under their subscription agreements to be issued additional ADSs by the Company if (a) the Company does not register with the SEC their ADSs and the ADSs underlying the Company's warrants and the SEC does not declare the registration statement effective by 14 May 2001 or
(b) the registration statement is suspended for more than 60 days in any 12 month period by the Company. If the registration statement the Company files with the SEC is not declared effective by

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

17 CALLED UP SHARE CAPITAL (CONTINUED)
the deadline, or if the registration statement is suspended beyond the 60 day limit, the Company must issue to these securityholders 0.07 ADS for each ADS purchased in the private placement. In addition, the Company must issue 0.02 ADS for each ADS purchased in the private placement for each month thereafter until the registration statement is declared effective by the SEC. In these circumstances, the securityholders must only pay the nominal value, or L0.20, per additional ADS, which is the lowest amount these ADSs can be purchased under English law.

DILUTION ADJUSTMENTS

    In December 1999, the Company issued 1,063,515 Ordinary Shares in ADS form at a price of $4.23 per share through a private placement. The Company received $4.5 million less offering expenses totaling $0.4 million. Along with ADSs, the Company also issued to the purchasing shareholders warrants that entitle the purchasing securityholders to purchase a total of 319,054 ADSs at an exercise price of $5.29 per ADS. As described below, the exercise price and the number of ADSs issuable under the warrants are subject to various adjustments. In addition, the Company may issue additional warrants that entitle the purchasing security holders to purchase ADSs at the nominal value on designated adjustment dates in the future.

    Under the December 1999 private placement, the purchasing securityholders received warrants to purchase three ADSs for every 10 ADSs they purchased. The exercise price of the warrants was set at 125% of the original per ADS purchase price, or $5.29. However, the warrants contain anti-dilution provisions which decrease this exercise price and increase the number of ADSs purchasable if the Company sells or is deemed to sell any shares at below market price during the term of the warrants, which ends on 9 December 2004. The private placement that closed on 24 November 2000 was a sale which triggered the anti-dilution provisions in the warrants, and, as a consequence, the exercise price of the warrants has been decreased from $5.29 to $4.77 per ADS, and the number of ADSs purchasable has increased to 353,834. The private placement on 12 February 2001 also triggered the anti-dilution provisions of the issuance of 9 December 1999. However, the effect of such dilution was less than 1% of the exercise price and consequently such adjustment is deferred until such time as the accumulation of this adjustment and future adjustments exceed at least 1% of the exercise price.

    As part of their warrant agreements, the purchasing securityholders may be entitled to cash payments upon the occurrence of certain Major Transactions, as defined in the warrant agreements, including change of control provisions. Cash payments are determined in a methodology described in the agreement. Such methodology is impacted by market price.

    Under the December 1999 private placement, the purchasing securityholders may be entitled to additional warrants to purchase ADSs at L0.20 nominal value per share. These rights terminate upon the earlier of (a) at least
$4.75 million of the funds originally held in escrow on 9 December 1999 being released to the Company by Citrix, or (b) 28 March 2001. Because Citrix has not released enough of these funds in escrow, the purchasing securityholders have had an adjustment date each month since 10 March 2000. The purchasing securityholders will continue to have an adjustment date each month until enough released from the escrow or 28 March 2001, whichever comes earlier. In February 2000 and September 2000, $1.0 million and $0.3 million, respectively, was released from escrow to Insignia.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

17 CALLED UP SHARE CAPITAL (CONTINUED)
    The additional warrants entitle these securityholders to purchase ADSs at L0.20 nominal value per share if the average of the closing bid price of the ADSs over ten days before an adjustment date is less than $4.23. Through the date of this report, there have been 15 adjustment dates. However, as calculated, the average share price of the Company's ADSs on those adjustment dates has exceeded the adjustment price of $4.23 per share and consequently no adjustment has occurred. The remaining adjustment date is 10 March 2001.

    If an adjustment is necessary following an adjustment date, the number of additional ADSs each such securityholder is entitled to purchase is determined under a formula. The following table illustrates the number of ADSs issuable upon exercise of the additional warrants and the percentage ownership that each represents, assuming: (1) the average bid price is 100%, 75%, 50%, 25% and 24.7696% of the adjustment price of $4.23; (2) the number of ordinary shares issued and outstanding is 19,113,994 (which is the number of ordinary shares outstanding on 22 February 2001); (3) there was no adjustment of the number of ADSs issuable upon exercise of the warrants; and (4) the exchange rate remains at $1.50 per British pound sterling.

                                       ADSS ISSUED AS A PERCENTAGE OF
                                       TOTAL ORDINARY SHARES IN ISSUE
PERCENT OF BID PRICE   ADSS ISSUABLE           AFTER ISSUANCE
---------------------  -------------   ------------------------------
         100% ($4.23)            0                     0%
        75% ($3.1725)      391,529                  2.11%
        50% ($2.1115)    1,239,303                  6.39%
        25% ($1.0575)    4,454,127                 19.71%
 24.8269% ($1.050178)    4,507,982                 19.90%

OPTION SCHEMES

    The Company has four share option schemes, which provide for the issuance of share options to employees of the Company to purchase Ordinary shares of 20p par value. A total of 5,072,071 (1999: 4,672,071) Ordinary shares have been reserved for the issuance of options. At 31 December 2000 and 31 December 1999, approximately 641,931 and 909,853, respectively, Ordinary shares were available for future grants of share options. Share options are granted at prices of not less than 100% of the fair market value of the Ordinary shares on the date of the grant, as determined by the Board of Directors.

    The following table summarises activity in the year under the share option schemes:

                                                              UK SHARE   US SHARE
                                                               OPTION     OPTION
                                                              SCHEMES     SCHEMES      TOTAL
                                                              --------   ---------   ---------
Options outstanding at 1 January 2000.......................  621,463    1,729,510   2,350,973
Granted in the year.........................................   88,000      797,400     885,400
Exercised in the year.......................................  (41,190)    (149,888)   (191,078)
Lapsed in the year..........................................  (63,995)    (153,483)   (217,478)
                                                              -------    ---------   ---------
Options outstanding at 31 December 2000.....................  604,278    2,223,539   2,827,817
                                                              =======    =========   =========

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

17 CALLED UP SHARE CAPITAL (CONTINUED)
    Options granted to new employees generally vest 25% on the first anniversary of the date of grant and 1/48 per month thereafter through the fourth anniversary of the date of grant. Options granted to existing employees will generally vest at the rate of 1/48 per month from the date of grant through to the fourth anniversary of the date of grant. Options are exercisable until the tenth anniversary of the date of grant unless they lapse before that date. 1,406,851 and 1,000,517 options were exercisable at 31 December 2000 and 31 December 1999, respectively.

    Options outstanding at 31 December 2000 were as follows:

                                                 UK SHARE OPTION SCHEMES   US SHARE OPTION SCHEMES
                                                 -----------------------   ------------------------
                                                              PERIOD OF                  PERIOD OF
                                                  NUMBER       EXERCISE      NUMBER       EXERCISE
                                                 ---------    ----------   ----------    ----------
86p-90p per share..............................   275,250     1994-2004           --            --
430p per share.................................       250     1998-2005           --            --
$0.656-$1.000 per share........................    46,426     1998-2008      235,649     1998-2008
$1.001-$2.000 per share........................    48,632     1997-2009      444,862     1997-2009
$2.001-$4.000 per share........................    46,470     1997-2009      452,864     1997-2007
$4.001-$6.000 per share........................   102,750     1999-2010      684,164     1996-2010
$6.001-$8.000 per share........................    55,000     2000-2010      232,000     1999-2010
$8.001-$10.000 per share.......................    26,000     2001-2010       59,000     2001-2010
$10.001-$11.250 per share......................     3,500     2001-2010      115,000     2000-2010
                                                  -------     ---------    ---------     ---------
                                                 604,278..                 2,223,539
                                                  =======                  =========

EMPLOYEE SHARE PURCHASE PLAN

    In March 1995, the Company's shareholders adopted the 1995 Employee Share Purchase Plan ("the Plan") with 275,000 Ordinary shares reserved for issuance thereunder. In July 1998, the number of shares reserved for issuance was increased to 525,000. In May 1999, the number was further increased to 900,000. The Plan became effective 17 November 1995 and enables employees to purchase Ordinary shares at approximately 85% of fair market value of Ordinary shares at the beginning or end of each six month offering period. The Plan qualifies as an "employee stock purchase plan" under the US Internal Revenue Code. 553,021 Ordinary shares have been issued under the Plan at 31 December 2000 (1999:
509,838).

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

18 RECONCILIATION OF MOVEMENT IN TOTAL SHAREHOLDERS' FUNDS

                                                                                                        TOTAL
                                                                                                    SHAREHOLDERS'
                                                  CALLED UP    SHARE     PROFIT AND                     FUNDS
                                                    SHARE     PREMIUM     ACCOUNT     CAPITAL    -------------------
                                                   CAPITAL    ACCOUNT       LOSS      RESERVE      2000       1999
                                                    $'000      $'000       $'000       $'000      $'000      $'000
                                                  ---------   --------   ----------   --------   --------   --------
GROUP
1 January.......................................    4,644      36,136      (34,793)      52        6,039     11,418
Shares issued in year...........................    1,232      18,784           --       --       20,016      5,035
Share issue expenses............................       --      (2,052)          --       --       (2,052)      (455)
Loss for year...................................       --          --       (6,814)      --       (6,814)    (9,959)
                                                    -----      ------      -------       --       ------     ------
31 December.....................................    5,876      52,868      (41,607)      52       17,189      6,039
                                                    =====      ======      =======       ==       ======     ======

COMPANY
1 January.......................................    4,644      36,277      (34,882)      --        6,039     11,418
Shares issued in year...........................    1,232      18,784           --       --       20,016      5,035
Share issue expenses............................       --      (2,052)          --       --       (2,052)      (455)
Loss for year...................................       --          --       (7,186)      --       (7,186)    (9,959)
                                                    -----      ------      -------       --       ------     ------
31 December.....................................    5,876      53,009      (42,068)      --       16,817      6,039
                                                    =====      ======      =======       ==       ======     ======

    As permitted by Section 230(1)(b) of the Companies Act 1985, Insignia Solutions plc has not published its separate profit and loss account. The loss arising in the Company in 2000 of $7,186,000 (1999: loss of $9,959,000) is dealt with in the consolidated profit and loss account.

19 PENSION COSTS

    The Group has a 401(k) plan covering all of its US employees and a defined contribution pension plan covering all its UK employees. Under both these plans, employees may contribute a percentage of their compensation and the Group makes certain matching contributions. Both the employees' and the Groups' contributions are fully vested and nonforfeitable at all times. The assets of both these plans are held separately from those of the Group in independently managed and administered funds. The Group's contributions to these plans aggregated $215,000 in 2000 (1999: $202,000).

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

20 COMMITMENTS

(1) LEASE COMMITMENTS

    The Group has committed to the following annual charges under non-cancellable operating leases:

                                                          PROPERTIES             EQUIPMENT
                                                      -------------------   -------------------
                                                        2000       1999       2000       1999
                                                       $'000      $'000      $'000      $'000
                                                      --------   --------   --------   --------
Expiring:
Within one year.....................................     15         21         43         49
Within two to five years............................    230        214         38         42
After five years....................................    339        361         --         --
                                                        ---        ---         --        ---
                                                        584        596         81         91
                                                        ===        ===         ==        ===

    Property lease commitments are reported net of sub-lease income.

(2) FINANCE LEASE COMMITMENTS

    The Group has no finance leases commitments.

(3) CAPITAL COMMITMENTS

    There are no material capital commitments.

21 SIGNIFICANT POST BALANCE SHEET EVENTS

    In a private placement that closed on 12 February 2001, certain security holders purchased from the Company a total of 940,000 units at a price of $5.00 per unit, (see Note 17). Each unit comprises one ADS and one half of one warrant to purchase one ADS. The Company may cancel the warrants if the closing sale price of the Company's ADSs exceeds $9.00 for 30 consecutive trading days following the effectiveness of a registration statement filed for the issuance. As compensation for services in connection with the private placement, the Company (i) issued five-year warrants to purchase 25,000 of the Company's ADSs at an exercise price of $5.00 per share, and (ii) paid a cash compensation equal to six percent (6%) of the first $2 million and 3% on the remainder of the gross proceeds received by the Company in the private placement, to Jefferies & Company, Inc., the placement agent.

22 RELATED PARTY TRANSACTIONS

    The Company has taken advantage of the exemption in Financial Reporting Standard No. 8 not to disclose transactions and balances between Group entities that have been eliminated on consolidation.

    Viscount Bearsted, a director of the Company, holds a consultancy contract with the Company, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $Nil (1999-$13,000) and the balances due to him at the beginning and the end of the year were Nil.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

22 RELATED PARTY TRANSACTIONS (CONTINUED)

    A E Sisto, a director of the Company, held a consultancy contract with the Company for six months beginning 29 December 1998, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $Nil (1999-$15,000). In addition in 1999 he received 10,000 share options that vested monthly over a six month period commencing 4 January 1999.

    D G Frodsham, a director of the Company, undertook consultancy work with the Company during January 2000, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year, which was paid during the year, was $15,000 (1999-$Nil).

    Other transactions involving directors are disclosed in Notes 4 and 17 to the accounts and in the Directors' Report on pages F-2 to F-7.

23 LOSS PER SHARE

    Basic loss per share is calculated by dividing the loss attributable to Ordinary shareholders by the weighted average number of Ordinary shares in issue during the year.

    For diluted loss per share, the weighted average number of Ordinary shares in issue is adjusted to assume conversion of all dilutive potential Ordinary shares: those share options granted to employees where the exercise price is less than the average market price of the Company's Ordinary shares during the year.

                                                       2000                                      1999
                                      ---------------------------------------   ---------------------------------------
                                                 WEIGHTED AVERAGE                          WEIGHTED AVERAGE
                                                    NUMBER OF       PER SHARE                 NUMBER OF       PER SHARE
                                        LOSS          SHARES         AMOUNT       LOSS          SHARES         AMOUNT
                                       $'000          $'000             $        $'000          $'000             $
                                      --------   ----------------   ---------   --------   ----------------   ---------
Loss attributable to shareholders...   (6,814)                                   (9,959)
BASIC EPS
Loss attributable to shareholders...   (6,814)        14,571          (0.47)     (9,959)        12,883          (0.77)
EFFECT OF DILUTIVE SECURITIES
Dilutive securities.................       --             --                         --             --
DILUTED EPS
Adjusted loss.......................   (6,814)        14,571          (0.47)     (9,959)        12,883          (0.77)

24 FINANCIAL RISKS

    The Group's financial risk and treasury policy is as detailed in the Directors' Report. Short term debtors and creditors are not discounted, securitised or pledged in any way, and as permitted by FRS 13, they are excluded from the numerical analyses in this note, except for the currency analysis of the Group's financial assets and liabilities.

(1) INTEREST RATE RISK

    The Group had no outstanding loans at 31 December 2000 (1999: Promissory note--see Note 14).

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 2000

24 FINANCIAL RISKS (CONTINUED)
(2) CURRENCY ANALYSIS OF FINANCIAL ASSETS AND LIABILITIES

    Included in financial assets and liabilities are short term bank deposits, escrow funds detailed in Note 13 and a lease deposit relating to the UK premises. The lease deposit is repayable on expiration of the lease in 2013 or after certain profit targets are met for three consecutive years.

                                          SHORT TERM                            SHORT         SHORT
                                             BANK      FUNDS IN    LEASE        TERM          TERM        TOTAL      TOTAL
                                           DEPOSITS     ESCROW    DEPOSIT    RECEIVABLES   LIABILITIES     2000       1999
                                            $'000       $'000      $'000        $'000         $'000       $'000      $'000
                                          ----------   --------   --------   -----------   -----------   --------   --------
Sterling................................       302         --       407            --        (1,256)        (547)       257
US Dollars..............................    11,996      5,050        --         3,385        (3,448)      16,983     (4,833)
Other...................................         3         --        --            --            (4)          (1)       (11)
                                            ------      -----       ---         -----        ------       ------     ------
                                            12,301      5,050       407         3,385        (4,708)      16,435     (4,587)
                                            ======      =====       ===         =====        ======       ======     ======

    The Group enters into currency option contracts to hedge the short-term impact of sterling fluctuations against the US dollar. The gains and losses on these contracts are included in the profit and loss account when the related operating revenues and expenses are recognised. At 31 December 2000, there were no currency options outstanding (1999: $Nil outstanding).

(3) MATURITY PROFILE OF FINANCIAL LIABILITIES

                                                              PROMISSORY NOTE    TOTAL
                                                                   $'000         $'000
FALLING DUE WITHIN ONE YEAR                                        2000           1999
---------------------------                                   ---------------   --------
Promissory note.............................................           --        1,013
                                                                 ========        =====

(4) FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

    The fair value of all Group financial assets and liabilities is considered to be the same as book value.

                                   APPENDIX A
                             INSIGNIA SOLUTIONS PLC
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

    Accordingly, all of the members will be directors:

    1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

    - The Committee shall review and reassess, at least annually, the adequacy of this Charter and shall make recommendations to the Board, as conditions dictate, to update this Charter.

    - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 as amended from time to time.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 as amended from time to time; this review will occur prior to the Company's filing of the Form 10-Q.

    - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls and financial reporting processess.

    - The Committee shall:

       - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

       - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

       - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

    - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor. In addition, the Committee shall:

       - consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management. Discuss with the independent accountants any significant changes in auditing standards or their audit scope. Consider and approve, if applicable and if appropriate, any significant changes to the auditing practices of the internal auditing department.

       - establish regular systems of reporting to the Committee by each of management, the independent accountants and the internal auditors, if applicable, regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

       - review any significant disagreement among management and the independent accountants or the internal auditing department, if applicable, in connection with the preparation of the financial statements.

       - review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

       - report through its Chairperson to the Board following meetings of the Committee.

       - maintain minutes or other records of meetings and activities of the Committee.

                             INSIGNIA SOLUTIONS PLC
                 PROXY FOR ANNUAL GENERAL MEETING MAY 11, 2001
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints as proxies, or proxy, Richard M. Noling and
Nicholas, Viscount Bearsted, or either of them, or             (see Note below),
each with full power of substitution, and hereby authorizes them or him to represent and to vote, as designated below, all Ordinary Shares, 20p nominal value each, of Insignia Solutions plc (the "Company"), held by the undersigned, at the Annual General Meeting of the Company to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Friday, May 11, 2001, at 12:30 p.m., local time, and at any adjournments or postponements thereof.

1. To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2000.

2. To reappoint PricewaterhouseCoopers as U.K. Statutory Auditors and Independent Accountants of the Company until the conclusion of the next annual general meeting and to authorize the directors to fix their remuneration.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  To elect as a director John C. Fogelin.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4.  To re-elect as a director Richard M. Noling.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5.  To re-elect as a director Vincent S. Pino.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6. To amend the Company's U.K. Employee Share Option Scheme 1996 to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

7. To amend the Company's 1995 Incentive Stock Option Plan for U.S. Employees to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

8. To increase the Company's authorized share capital by creating an additional 20,000,000 ordinary shares of 20p nominal value.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

9. Conditioned upon the passing of Proposal 8 above, to authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other relevant securities derived from such ordinary shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority lasting a period of five years.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

10. Conditioned upon the passing of Proposal 9 above, to authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) without giving shareholders the first opportunity to purchase such shares or securities, with such authority lasting a period of five years.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

11. The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

    THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THE PROXY OR PROXIES WILL VOTE "FOR" THE PROPOSAL. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

                                           _____________________________________
                                                (Print Shareholder(s) name)

                                           _____________________________________
                                              (Signature(s) of Shareholder or
                                                   Authorized Signatory)

                                           Dated: ________________________, 2001

    Please sign exactly as your name(s) appear(s) on your share certificate. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, any such person may give a proxy; however, if more than one of such joint holders is present at the meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders shall be entitled to vote in respect of the shares. If shares are held of record by a corporation, the proxy should be executed by one or more duly authorized officers. Please date the proxy. A proxy should be filed together with the power of attorney or other authority, if any, under which it was signed.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAILTHIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

    The proxy should be returned to the offices of the Company at The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire HP10 0HH not later than 12:30 p.m. on May 9, 2001, being 48 hours prior to the time fixed for the Annual General Meeting.

    Note: If you wish to appoint someone other than Mr. Noling or Viscount Bearsted as proxy, references to Mr. Noling and Viscount Bearsted should be deleted, and the name of the intended proxy inserted in the space provided. A proxy need not be a member of the Company but must attend the meeting in person to represent you.

                             INSIGNIA SOLUTIONS PLC
               INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON MAY 4, 2001)

The undersigned registered holder of American depositary receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American depositary shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on March 19, 2001, at the Annual General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, on May 11, 2001 in respect of the resolutions specified on the reverse.

         NOTE: PLEASE DIRECT THE DEPOSITARY HOW IT IS TO VOTE BY PLACING AN X IN THE APPROPRIATE BOX OPPOSITE THE RESOLUTIONS. THE DEPOSITARY SHALL NOT VOTE THE AMOUNT OF SHARES OR OTHER DEPOSITED SECURITIES UNDERLYING A RECEIPT EXCEPT IN ACCORDANCE WITH INSTRUCTIONS FROM THE HOLDER OF SUCH RECEIPT.

         INSIGNIA SOLUTIONS PLC
         P.O. BOX 11230
         NEW YORK, N.Y. 10203-0230

(Continued and to be dated and signed on the reverse side.)

1.   To receive the U.K. Statutory Accounts for the year ended December 31,
     2000.

2. To reappoint PricewaterhouseCoopers as U.K. Statutory Auditors and Independent Accountants of the company until the conclusion of the next annual general meeting and to authorize the directors to fix their remuneration.

     / / FOR / / AGAINST / / ABSTAIN

3.   To elect as a director John C. Fogelin.

     / / FOR / / AGAINST / / ABSTAIN

4.   To re-elect as a director Richard M. Noling.

     / / FOR / / AGAINST / / ABSTAIN

5.   To re-elect as a director Vincent S. Pino.

     / / FOR / / AGAINST / / ABSTAIN

6. To amend the Company's U.K. Employee Share Option Scheme 1996 to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares.

     / / FOR / / AGAINST / / ABSTAIN

7. To amend the Company's 1995 Incentive Stock Option Plan for U.S. Employees to increase the number of ordinary shares available for issuance under the plan by 1,000,000 to a total of 6,072,071 shares.

     / / FOR / / AGAINST / / ABSTAIN

8. To increase the Company's authorized share capital by creating an additional 20,000,000 ordinary shares of 20p nominal value.

     / / FOR / / AGAINST / / ABSTAIN

9. Conditioned upon the passing of Proposal 8 above, to authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other relevant securities derived from such ordinary shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority lasting a period of five years.

     / / FOR / / AGAINST / / ABSTAIN

10. Conditioned upon the passing of Proposal 9 above, to authorize the Board of Directors of the Company to issue up to 26,224,249 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) without giving shareholders the first opportunity to purchase such shares or securities, with such authority lasting a period of five years.

     / / FOR / / AGAINST / / ABSTAIN

11. The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Change of Address Mark Here [ ]

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           Dated:_____________________, 2001


           _________________________________
           (Signature)

           _________________________________
           Signature, if held jointly

Sign, date and return the Proxy Card promptly using the enclosed envelope.

Votes MUST be indicated (X) in Black or Blue ink.


                                 [REVERSE SIDE]